UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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LSI CORPORATION

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Notice of Annual Meeting of Stockholders

LSI Corporation will hold its Annual Meeting of Stockholders on Wednesday, May 12, 2010, at 9:00 a.m., local time, at the company’s office located at 1621 Barber Lane, Milpitas, California 95035. We are holding the meeting for the following purposes:

1. To elect nine directors to serve for the ensuing year and until their successors are elected.

2. To ratify the Audit Committee’s selection of our independent auditors for 2010.

3. To approve our amended 2003 Equity Incentive Plan.

4. To approve our amended Employee Stock Purchase Plan.

5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Holders of record of LSI common stock at the close of business on March 16, 2010, are entitled to notice of and to vote at the meeting.

We are using Securities and Exchange Commission rules that allow us to make our proxy statement and related materials available on the Internet. As a result, you may have received a “Notice of Internet Availability of Proxy Materials” instead of a paper proxy statement and financial statements. The rules provide us the opportunity to save money on the printing and mailing of our proxy materials and to reduce the impact of our annual meeting on the environment. We hope that you will view our annual meeting materials over the Internet if possible and convenient for you. If you would prefer to receive paper copies of our proxy materials, you can find information about how to request them in the notice you received.

Most stockholders can vote over the Internet or by telephone. You also can vote your shares by completing and returning a proxy card. If Internet and telephone voting are available to you, you can find voting instructions in the materials sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

Jean F. Rankin
Executive Vice President, General
Counsel and Secretary

March 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 12, 2010:

This proxy statement, our 2009 annual report on Form 10-K and a letter to stockholders from our Chief Executive Officer are available at www.lsiproxy.com.

1621 Barber Lane Milpitas, CA 95035

PROXY STATEMENT

We are providing these proxy materials to our stockholders in connection with the solicitation of proxies by the Board of Directors of LSI Corporation to be voted at the Annual Meeting of Stockholders, to be held on Wednesday, May 12, 2010, and at any meeting following postponement or adjournment of the annual meeting.

Attending the Meeting

We invite you to attend the annual meeting, which will begin at 9:00 a.m., local time. The meeting will be held at our office located at 1621 Barber Lane, Milpitas, California 95035. Stockholders will be admitted beginning at 8:30 a.m. You will need an admission ticket and photo identification to enter the meeting.

If you are a stockholder of record, that is, you hold your shares in an account with our transfer agent, Computershare, or you have an LSI stock certificate, and received information about our annual meeting in the mail, you will find an admission ticket in the materials sent to you. If you are a stockholder of record, and received an e-mail describing how to view our proxy materials over the Internet and want to attend the meeting in person, write to us at LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, or call us at 1-800-372-2447, to obtain an admission ticket.

If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, and you plan to attend the meeting in person, you can obtain an admission ticket in advance by writing to us at LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center, and including proof that you are an LSI stockholder, such as a recent account statement.

We also will be webcasting the annual meeting. You can access the webcast at http://www.lsi.com/webcast. Information on our websites, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials.

We are first distributing this proxy statement, the proxy card and voting instructions on or about March 30, 2010.

Notice of Internet Availability of Proxy Materials

Instead of mailing paper proxy materials, we sent a “Notice of Internet Availability of Proxy Materials” to most stockholders this year. That notice provided instructions on how to view our proxy materials over the Internet, how to vote and how to request a paper copy of our proxy materials. We refer to that notice as the “Notice of Availability.” This method of providing proxy materials is permitted under rules adopted by the Securities and Exchange Commission. We hope that following this procedure will allow us to save money on the printing and mailing of those materials and to reduce the impact that our annual meeting has on the environment.

Who Can Vote

You are entitled to vote at the annual meeting all shares of our common stock that you held as of the close of business on March 16, 2010, which is the record date for the meeting. Each share is entitled to one vote on each matter properly brought before the meeting. For the election of directors, you may “cumulate” your votes. You can find information about this procedure under “Other Voting Issues — Required Vote.”

On the record date, 657,246,358 shares of common stock were outstanding.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 1621 Barber Lane, Milpitas, CA, 95035, between the hours of 9 a.m. and 4 p.m., local time.

How to Vote

Most stockholders can vote over the Internet or by telephone. You also can vote your shares by completing and returning a proxy card or, if you hold shares in “street name,” a voting instruction form. If Internet and telephone voting are available to you, you can find voting instructions in the Notice of Availability or in the materials sent to you. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on May 11, 2010. If you are a participant in our 401(k) plan, your voting instructions must be received by 11:59 p.m. Eastern time on May 6, 2010. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You can revoke your proxy (including any Internet or telephone vote) at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

How you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in “street name” though, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board of Directors recommends.

As a result of changes in the rules of the New York Stock Exchange, if you hold your shares at a member broker, your broker will not be allowed to vote your shares in the election of directors unless you instruct it to do so. In addition, under the Exchange’s rules, if member brokers do not receive timely instructions from beneficial holders, they also will not be allowed to vote on the proposal to approve our amended 2003 Equity Incentive Plan or the proposal to approve our amended Employee Stock Purchase Plan and will be allowed to vote on the ratification of the Audit Committee’s selection of our independent auditors.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You still will be able to revoke your proxy until it is voted. As of the date of this proxy statement, we did not know of any matters to be presented at the annual meeting other than those described in this proxy statement.

Other Voting Issues

Quorum.  In order to conduct business at the meeting, we must have the presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date.

Required Vote.  In order for a nominee to be elected as a director, the nominee must receive more “For” votes than “Against” votes. In the election of directors, you may cumulate your votes and give one candidate a number of votes equal to the number of directors to be elected (nine) multiplied by the number of votes to which your shares are entitled, or you may distribute your votes on the same principle among as many candidates as you choose. You cannot, however, cast votes for more than nine candidates. In order to cumulate votes, you must give us notice prior to the voting of your intention to do so.

The affirmative vote of the holders of a majority of the shares represented at the meeting is required to approve each of the other proposals. In the case of the proposal to approve our amended 2003 Equity Incentive Plan and the proposal to approve our Employee Stock Purchase Plan, the total number of votes cast must be more than 50% of the total number of votes eligible to be cast.

Effect of Abstentions and Broker Non-Votes.  You may vote to “abstain” on any of the matters to be voted on at the meeting. In the election of directors, an abstention will have no effect on the outcome. If you vote to “abstain” on any other proposal, it will have the effect of a vote against that proposal. If you vote to “abstain” on any proposal, your shares will be counted as present at the meeting for purposes of determining whether we can conduct business. Broker non-votes, if any, will count toward the quorum requirement but will not count as votes cast on any proposal.

Cost of Proxy Distribution and Solicitation

LSI will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the company, who will receive no additional compensation for soliciting proxies.

We have engaged The Proxy Advisory Group, LLC to assist us in the solicitation of proxies, for a fee of $12,500 plus expenses. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in distributing proxy materials to beneficial owners of our stock.

Ways to Reduce the Number of Copies of Our Proxy Materials You Receive

In addition to sending Notices of Availability rather than full sets of paper proxy materials, we use another practice approved by the Securities and Exchange Commission called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our Notice of Availability or proxy materials at that address, unless one or more of those stockholders has notified us that they wish to receive individual copies. If you would like to receive a separate copy of this year’s Notice of Availability or proxy materials, please call 1-800-579-1639, or write to us at: LSI Corporation, 1110 American Parkway NE, Allentown, PA 18109, Attn: Response Center.

If you share an address with another LSI stockholder and would like to start or stop householding for your account, you can call 1-800-542-1061 or write to Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record, if any, and your account number(s). If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, LSI will send you separate copies of documents mailed at least 30 days after receipt of your revocation.

You also can elect to view future proxy statements and annual reports over the Internet either by voting at http://www.proxyvote.com or by visiting http://www.icsdelivery.com/lsi. If you choose to view future proxy statements and annual reports over the Internet, next year you will receive an e-mail with instructions on how to view those materials and vote. Your election will remain in effect until you revoke it. Please be aware that if you choose to access those materials over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Allowing us to household annual meeting materials or electing to view them over the Internet will help us save on the cost of printing and distributing those materials.

CORPORATE GOVERNANCE

Board Structure and Composition

Our business, property and affairs are managed under the direction of our Board of Directors. Members of the Board are kept informed about our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The following individuals are currently members of the Board:

•	Charles A. Haggerty

•	Richard S. Hill

•	John H.F. Miner

•	Arun Netravali

•	Matthew J. O’Rourke

•	Gregorio Reyes

•	Michael G. Strachan

•	Abhijit Y. Talwalkar

•	Susan Whitney

Mr. Reyes, who is not an employee of the company, is the Chairman of the Board. In addition to chairing Board meetings, he approves agendas for Board meetings and attends meetings of the standing committees of the Board. At those meetings, he provides advice and participates in discussions, even though he is not a formal member of the committees. We currently believe that having an independent director serve as Chairman enables the Board to have an agenda and meeting discussions that contain an appropriate balance of issues raised by management and by the non-management directors.

The Board has three standing committees:

•	The Audit Committee, the members of which are: Messrs. Strachan (Chair), Hill and O’Rourke.

•	The Compensation Committee, the members of which are: Messrs. Haggerty (Chair), Miner and Netravali and Ms. Whitney.

•	The Nominating and Corporate Governance Committee, the members of which are: Messrs. Miner (Chair), Haggerty and Netravali and Ms. Whitney.

In 2009, the Board held nine meetings. All current directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served. At least quarterly, the non-management directors met in executive session without members of management. These sessions are presided over by our Chairman. To communicate directly with Mr. Reyes or any of the other non-management directors, follow the instructions described below under “Communications with Directors.”

The Board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and functioning of the Board and those committees. The Board has also adopted a code of conduct that applies to all of our employees, officers and directors, as well as a separate code of conduct that applies only to our principal executive officers and senior financial officers. You can find links to these documents on our website at: http://www.lsi.com/governance. You also can obtain this information in print by writing to LSI Corporation, 1110 American Parkway NE, Allentown, PA, 18109, Attention: Response Center, or by calling 1-800-372-2447.

Although we do not have a policy with respect to attendance by directors at annual meetings of stockholders, we customarily schedule a Board meeting on the same day as the annual meeting to encourage and facilitate director attendance at the annual meeting. Eight out of nine then serving directors attended our 2009 annual meeting.

Director Independence

The Board has determined that all current directors other than Abhijit Y. Talwalkar, our Chief Executive Officer, including those who serve on the committees listed above are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board also determined that Michael J. Mancuso, who retired from our Board in 2009, was independent for those purposes. The Board used the criteria set out in Section 303A of the Exchange’s Listed Company Manual and Section 10A(m)(3) of the Securities Exchange Act in making those determinations. The Board also considered additional criteria applied by RiskMetrics Group in analyzing director independence.

The Board based its determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors. The Board also reviewed the relationships between LSI and companies with which our directors are affiliated. None of the relationships considered were outside of the criteria referred to in the preceding paragraph. Because of the importance of the company’s relationship with Seagate Technology, the Board did specifically consider the fact that Gregorio Reyes, the Chairman of the Board, is also a director of Seagate, but did not believe that his position with Seagate affected his independence from LSI’s management.

Audit Committee

The Audit Committee reviews our accounting policies and practices, internal controls, financial reporting practices and financial risks faced by the business. The Audit Committee selects and retains our independent auditors to examine our accounts, reviews the independence of the independent auditors and pre-approves all audit and non-audit services performed by the independent auditors. The committee also reviews our financial statements and discusses them with management and our independent auditors before we file those financial statements with the Securities and Exchange Commission. The Audit Committee regularly meets alone with our management, our independent auditors and the head of our Internal Audit Department, and each of them has free access to the Audit Committee at any time. The committee met nine times in 2009.

Messrs. Strachan (Chair), Hill and O’Rourke are the members of the Audit Committee. The Board has determined that each of those individuals is financially literate and an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee establishes our overall executive compensation strategy and administers our executive officer compensation program, including setting all aspects of our executive officers’ compensation. The committee also establishes or makes recommendations to the full Board concerning director compensation and provides oversight for our equity-based and incentive compensation plans and the benefit plans for our broader employee population. The committee does not generally delegate its authority with respect to executive officer or director compensation, although it may delegate to the chairman of the committee the authority to approve exact wording for plans or policies approved by the committee. The committee met five times in 2009.

The committee evaluates the performance of the Chief Executive Officer with the other independent members of the Board. The committee evaluates the performance of other executive officers based on its interactions with those individuals and based on evaluations of their performance submitted to it by our Chief Executive Officer.

To assist in setting appropriate levels of compensation for executive officers, the committee receives information and advice from an outside consultant it engages. For 2009, the committee engaged Hewitt Associates LLC as its compensation consultant. For officers other than our Chief Executive Officer, the committee also received advice and recommendations from our Chief Executive Officer and information from the head of our Human Resources organization.

In order to improve the consultant’s independence from management, we have been reducing our use of Hewitt over time. In 2009, Hewitt also performed payroll services for our operations in India and China and assisted us in the preparation of tax filings for a number of our employee benefit plans. These engagements were undertaken by management and while the Compensation Committee was made aware of the engagements, it did not formally approve them. The following table shows the amounts we paid Hewitt for services rendered in 2009.

Service	Amount

Advice or recommendations on the amount or form of executive and director compensation	$135,380
Other services	155,417

Total	$290,797

In early 2010, the individuals at Hewitt who were providing advice to our Compensation Committee joined another firm, Exequity LLP, and our Compensation Committee has retained Exequity as an independent provider of executive and director compensation advisory services. We will not use Exequity for services unrelated to its executive and director compensation advisory role.

In late 2008, and again in late 2009, the committee provided Hewitt with information about our executive officer compensation packages and instructed Hewitt to prepare comparisons of our compensation packages with those of the companies in the peer group described under “Compensation Discussion and Analysis,” which Hewitt did. Hewitt’s presentations also included information about the compensation practices of the companies in our peer group and general industry companies, including:

•	Performance measures used for annual bonuses.

•	The types of long-term incentives awarded.

•	The prevalence and types of performance metrics used in long-term incentive awards.

The committee used the information in the presentation from late 2008 as background for the compensation actions it took in February 2009, when we conducted our annual compensation review for executive officers. At that time, our Human Resources organization provided the committee with our CEO’s recommendations for base salary and equity compensation for executive officers other than the CEO and included comparisons with market data provided by Hewitt. Our Human Resources organization also provided market data and management’s recommendations for salary changes for several of our officers in mid-2009.

In mid-2009, Hewitt, at the committee’s request, provided the committee with information about the compensation levels provided to outside directors by the companies in the peer group described under “Compensation Discussion and Analysis” and with information about stock ownership guidelines.

Our Human Resources organization also provided the committee with “tally sheets” showing all elements of each executive officer’s compensation in 2008, as well as information about each executive officer’s historical compensation, including the value at various stock prices of unvested stock options and restricted stock units held by the officer and base salary history. The information about equity awards provides information about the retention value of those awards for each officer.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for matters relating to the organization and membership of the Board and its committees and for other corporate governance issues. The committee:

•	Identifies and recommends to the Board individuals qualified to serve as directors of the company and on committees of the Board.

•	Recommends to the Board the director nominees for each annual meeting of stockholders.

•	Advises the Board on Board composition, procedures and whether to form or dissolve committees.

•	Advises the Board on corporate governance matters.

•	Periodically performs succession planning for officer positions, including the Chief Executive Officer.

•	Oversees and develops criteria for oversight of the evaluation of the Board.

The committee met five times in 2009.

The committee may retain, and in the past has retained, consultants to assist it in identifying and evaluating candidates to serve as directors of the company. Other directors may also identify candidates for the committee. For each candidate, the committee considers the individual’s likelihood to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any requirements imposed by law, regulation or stock exchange listing requirements. We do not, however, have any specific minimum requirements for candidates. When considering candidates for director, the committee takes into account a number of factors, including the following:

•	Whether the candidate has relevant business experience.

•	Judgment, skill, integrity and reputation.

•	Existing commitments to other businesses.

•	Independence from management.

•	Whether the candidate’s election would be consistent with our corporate governance guidelines.

•	Potential conflicts of interest with other pursuits, including any relationship between the candidate and any customer, supplier or competitor of LSI.

•	Legal considerations, such as antitrust issues.

•	Corporate governance background.

•	Financial and accounting background, to enable the Nominating and Corporate Governance Committee to determine whether the candidate would be suitable for Audit Committee membership.

•	Executive compensation background, to enable the Nominating and Corporate Governance Committee to determine whether the candidate would be suitable for Compensation Committee membership.

•	The size and composition of the existing Board.

While the committee does not have a formal policy concerning diversity, it does seek to have directors with a variety of backgrounds that can provide different points of view and insights from different areas of expertise.

The committee will consider candidates for director suggested by stockholders applying the factors described above and considering the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary at the address indicated below, and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee.

•	The name of and contact information for the candidate.

•	A statement of the candidate’s business and educational experience.

•	A statement detailing the candidate’s ownership of LSI securities.

•	Information regarding each of the factors listed above, other than the factor regarding board size and composition, sufficient to enable the committee to evaluate the candidate.

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate.

•	A statement from the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Before nominating a sitting director for re-election, the committee will consider the director’s past performance as a member of LSI’s Board of Directors.

Under our by-laws, nominations for director may be made only by or at the direction of the Board, or by a stockholder of record at the time of giving notice who is entitled to vote and who delivers written notice along with the additional information and materials required by the by-laws to our Corporate Secretary not later than the 45th day or earlier than the 75th day before the one-year anniversary of the date that we released to stockholders the proxy statement for our previous year’s annual meeting. For 2011, our Corporate Secretary must receive this notice on or after January 14, 2011, and on or before February 13, 2011. You can obtain a copy of the full text of the by-law provision by writing to our Corporate Secretary, 1621 Barber Lane, Milpitas, CA 95035.

Risk Management

Our management is responsible for identifying the risks we face in our business and determining what steps, if any, we should take to mitigate those risks. Our Audit Committee discusses with management the process by which management evaluates these risks. It also discusses with management the financial risks we face. Twice a year, management presents to the full Board a list of the main risks faced by the business and management’s efforts and plans to mitigate the potential impact of those risks.

Communications with Directors

Individuals who want to communicate with our Board of Directors or any individual director can write to:
LSI Corporation
Board Administration
400 Connell Drive — Suite 5000
Berkeley Heights, NJ 07922

You also can send an e-mail to the appropriate address below:

•	board@lsi.com for communications to the whole Board or any individual director.

•	auditchair@lsi.com for communications to the Chairman of our Audit Committee.

•	compensationchair@lsi.com for communications to the Chairman of our Compensation Committee.

•	nominatingchair@lsi.com for communications to the Chairman of our Nominating and Corporate Governance Committee.

The Corporate Secretary’s office will review each communication. Depending on the subject matter, that office will:

•	Forward the communication to the director or directors to whom it is addressed.

•	Attempt to handle the inquiry directly, without forwarding it, for example where it is a request for information about LSI or it is a stock-related matter.

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting and makes those communications available to the directors on request. The Board has approved this process.

Compensation Committee Interlocks and Insider Participation

Messrs. Haggerty, Miner and Netravali and Ms. Whitney served on our Compensation Committee in 2009. None of these individuals has ever been an employee of LSI, none of them was involved in a transaction involving LSI that we are required to disclose under “related person transaction” rules and no “compensation committee interlocks” existed during 2009.

Director Compensation

We pay directors who are not employees of the company cash retainers and grant them equity awards. The table below provides details about our standard director compensation programs in 2009. Directors who are employees of the company receive no additional compensation for their service as a director.

Compensation Element	Amount

Annual retainer	$60,000

Additional annual retainer for the Chairman of the Board	$60,000
Additional annual retainer for the Chairman of each standing committee	$7,500	(1)

Additional annual retainer for each member of the Audit Committee	$15,000
Additional annual retainer for each member of the Compensation Committee	$10,000
Additional annual retainer for each member of the Nominating and Corporate Governance Committee	$10,000

Number of shares covered by stock option granted to new directors	30,000
Number of shares covered by stock option granted annually to each director	30,000

(1)	During 2009, this amount was increased to $15,000 per year for the Chairman of the Audit Committee.

Each non-employee director receives an option to purchase 30,000 shares of common stock when he or she first becomes a director. In addition, each year, each non-employee director automatically received an option to purchase 30,000 shares of common stock, if on the grant date he or she has been a director for at least six months. Options granted to directors upon joining the Board become exercisable at the rate of 25% per year. Annual option grants become exercisable in full six months after the date of grant. Options granted to directors may be exercised only while the director serves on the Board, within 12 months after death or following termination of service on the Board as a result of total disability or within 90 days after the individual ceases to serve as a director of LSI for a reason other than death, total disability or misconduct, but in no event after the seven-year term of the option has expired. Options granted to directors before May 2008 had a maximum term of 10 years. In 2010, we changed the grant date for the annual option grants to directors from April 1 to March 1 so that director grants would be made on the same day that we make annual grants to employees generally.

In 2009, the Compensation Committee reviewed the compensation of the directors. In its review, the committee found that the total compensation of our outside directors was significantly lower than the average total compensation received by outside directors at the companies in the peer group described under “Compensation Discussion and Analysis.” The committee found that the discrepancy was most notable in the area of equity compensation. As a result of this review, the committee took several actions. It awarded each outside director an option covering 50,000 shares that became exercisable in full six months after the date of grant. It also increased the additional annual retainer we pay to the Chairman of the Audit Committee from $7,500 to $15,000 to reflect the greater number of meetings held by that committee compared to other committees and the resulting higher level of work required. The committee further addressed the issue of director compensation in early 2010, when it replaced the annual director stock option grant with a combination of stock options and restricted stock units, increased the additional annual cash retainer we pay the chairman of the Compensation Committee from $7,500 to $12,500, and provided that directors would receive an additional fee of $1,000 per Board meeting attended each year in excess of six.

The table below summarizes the compensation we paid for 2009 to each person who served as a non-employee director at any time during 2009.

Director Compensation for 2009

	Fees Earned	Option
	or Paid	Awards ($)
Name	in Cash ($)	(2)	Total ($)

Charles A. Haggerty	87,500	117,437	204,937
Richard S. Hill	75,000	117,437	192,437
Michael J. Mancuso	41,250	36,372 (1)	77,622
John H.F. Miner	87,500	117,437	204,937
Arun Netravali	80,000	117,437	197,437
Matthew J. O’Rourke	75,000	117,437	192,437
Gregorio Reyes	120,000	117,437	237,437
Michael G. Strachan	73,750	126,530	200,280
Susan Whitney	80,000	81,065	161,065

(1)	When he retired from the Board in May 2009, the option that accounted for the entire amount shown was canceled pursuant to its terms.

(2)	The amounts shown in this column reflect the grant date fair value of stock options granted to the named individuals. You can find information about the assumptions we used in valuing these stock options in note 3 to the financial statements included in our 2009 Annual Report on Form 10-K. The following table presents additional information about stock options granted to our directors.

		Grant Date Fair Value	Number of Shares
	Date of Stock	of Stock Option	Subject to Stock Options
Name	Option Grant	Grant ($)	Held at 12/31/09

Charles A. Haggerty	4/1/09	36,372	170,000
	8/20/09	81,065
Richard S. Hill	4/1/09	36,372	178,880
	8/20/09	81,065
Michael J. Mancuso	4/1/09	36,372 (a)	43,200
John H.F. Miner	4/1/09	36,372	170,000
	8/20/09	81,065
Arun Netravali	4/1/09	36,372	200,480
	8/20/09	81,065
Matthew J. O’Rourke	4/1/09	36,372	330,000
	8/20/09	81,065
Gregorio Reyes	4/1/09	36,372	310,000
	8/20/09	81,065
Michael G. Strachan	2/11/09	45,465	80,000
	8/20/09	81,065
Susan Whitney	8/20/09	81,065	80,000

(a)	This grant was canceled when Mr. Mancuso retired from the Board in May 2009.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2009. The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed under Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from PricewaterhouseCoopers the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Michael G. Strachan, Chairman
Richard S. Hill
Matthew J. O’Rourke

SECURITY OWNERSHIP

The following table sets forth information about the beneficial ownership of LSI common stock as of March 3, 2010, by all persons known to us to be beneficial owners of more than five percent of our common stock, by all directors, nominees for director and executive officers named in the Summary Compensation Table and by all current directors and executive officers as a group. On March 3, 2010, 657,048,074 shares of our common stock were outstanding.

	Number		Percent of Common
	of Shares		Stock Beneficially
Name	Beneficially Owned(1)		Owned

BlackRock, Inc.	111,960,102	(2)	17.0%
Franklin Mutual Advisors, LLC	51,280,440	(3)	7.8%
Charles A. Haggerty	192,500	(4)	*
Richard S. Hill	171,380		*
John H.F. Miner	170,060	(5)	*
Arun Netravali	196,440		*
Matthew J. O’Rourke	345,000	(6)	*
Gregorio Reyes	365,000	(7)	*
Michael G. Strachan	77,500	(8)	*
Susan Whitney	58,500		*
Abhijit Y. Talwalkar	3,935,000		*
Bryon Look	1,933,810		*
Phil Bullinger	1,155,567		*
Andrew Micallef	503,999		*
D. Jeffrey Richardson	1,367,288		*
All directors and executive officers as a group (13 individuals)	10,955,712		1.6%

*	less than 1%

(1)	Includes beneficial ownership of the following numbers of shares of LSI common stock that may be acquired within 60 days of March 3, 2010, pursuant to stock options awarded under LSI stock plans:

Number of shares
subject to stock
Name	options

Mr. Haggerty	162,500
Mr. Hill	171,380
Mr. Miner	162,500
Mr. Netravali	192,980
Mr. O’Rourke	330,000
Mr. Reyes	310,000
Mr. Strachan	57,500
Ms. Whitney	57,500
Mr. Talwalkar	3,575,000
Mr. Look	1,775,000
Mr. Bullinger	1,002,250
Mr. Micallef	449,613
Mr. Richardson	1,225,000
All directors and executive officers as a group	9,878,073

(2)	As reported in Schedule 13G/A filed January 8, 2010, with the Securities and Exchange Commission by BlackRock, Inc. BlackRock has sole voting and sole dispositive power over all shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(3)	As reported in Schedule 13G/A filed January 22, 2010, with the Securities and Exchange Commission by Franklin Mutual Advisers, LLC. Franklin Mutual has sole voting and sole dispositive power over all shares. The address for Franklin Mutual is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.

(4)	Includes 30,000 shares held in a trust, the trustees of which are Mr. Haggerty and his wife. They share investment and voting control over those shares.

(5)	Includes 7,560 shares held in a trust, the trustees of which are Mr. Miner and his wife. They share investment and voting control over those shares along with Atherton Lane Advisors.

(6)	Includes 15,000 shares held in a trust, the trustees of which are Mr. O’Rourke and his wife. They share investment and voting control over those shares.

(7)	Includes 10,000 shares held in a trust, the trustees of which are Mr. Reyes and his wife. They share investment and voting control over those shares.

(8)	Includes 20,000 shares held in a trust, the trustees of which are Mr. Strachan and his wife. They share investment and voting control over those shares.

PROPOSAL ONE — ELECTION OF DIRECTORS

Nominees

Our Board of Directors consists of nine members. All directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified.

The Board of Directors expects all nominees named below to be available to serve as directors if elected. If any nominee named below is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the current Board of Directors to fill the vacancy.

Set forth below is information about the nominees for election as directors and the specific experience, qualifications, attributes or skills that the Board considered in determining to nominate each individual.

			Director
Name of Nominee	Age	Principal Occupation	Since

Charles A. Haggerty	68	President and Chief Executive Officer, LeConte Associates	2006
Richard S. Hill	58	Chief Executive Officer and Director, Novellus Systems, Inc.	2007
John H.F. Miner	55	Managing Director, Pivotal Investments LLC	2006
Arun Netravali	63	Managing Partner, OmniCapital Group LLC	2007
Matthew J. O’Rourke	71	Consultant	1999
Gregorio Reyes	69	Management Consultant	2001
Michael G. Strachan	61	Retired Partner, Ernst & Young LLP	2009
Abhijit Y. Talwalkar	46	President and Chief Executive Officer of LSI	2005
Susan Whitney	60	Retired General Manager, IBM System x	2008

There are no family relationships between or among any of our directors or executive officers. Messrs. Hill and Netravali joined our Board in 2007 as designees of Agere Systems in connection with our merger with Agere.

Mr. Haggerty has served as President and Chief Executive Officer of LeConte Associates, a consulting and investment firm, since January 2000. From 1993 to 2000, Mr. Haggerty was Chairman, President and Chief Executive Officer of Western Digital Corporation, a maker of hard drives for digital information storage. Previously he was with IBM Corporation, where he served in various general management roles including marketing, product development and operations capacities during a 28-year career. He serves on the boards of Beckman Coulter, Inc., Deluxe Corporation, Imation Corporation and Pentair, Inc. From his position as the head of a publicly-held maker of hard drives, he has experience with issues faced by those leading a public company and experience in an industry which is one of our target customers. He is also able to provide our Board with valuable insights gained over the last 15 years from his service as a director of other public companies and his service on a number of board committees.

Mr. Hill has been Chief Executive Officer and a director of Novellus Systems, Inc., a supplier of integrated circuit manufacturing equipment, since 1993 and has been Chairman of its board of directors since 1996. Before joining Novellus, Mr. Hill spent 12 years at Tektronix, Inc., where he held a variety of positions, including President of Tektronix Development Company, Vice President of the Test and Measurement Group and President of Tektronix Components Corporation. Prior to joining Tektronix, he held engineering management and engineering positions at General Electric, Motorola and Hughes Aircraft Company. Mr. Hill is a director of Arrow Electronics, Inc. and the University of Illinois Foundation. Novellus makes equipment used by semiconductor foundries in the process of making integrated circuits. From his position as the head of Novellus, he has experience with issues faced by those leading a public company and is familiar with trends and developments in the semiconductor foundry business.

Mr. Miner has been a managing director of Pivotal Investments LLC, a venture capital fund, since January 2009, and is a director of two private companies. From April 2003 to June 2005, Mr. Miner was the President of Intel Capital, a venture capital organization of Intel Corporation, a microprocessor manufacturer, and a Corporate Vice President of Intel. He retired from Intel in June 2005, after 22 years of service in various sales, engineering, marketing and general management roles. At Intel, Mr. Miner gained knowledge of a number of markets we serve, including the personal computer, server and networking markets. Through his experience in the venture capital industry, he has skills in evaluating business opportunities.

Mr. Netravali has been Managing Partner of OmniCapital Group LLC, a venture capital firm, since November 2004. From January 2002 to April 2003, Mr. Netravali was Chief Scientist for Lucent Technologies Inc., a provider of services, systems and software for communications networks. From June 1999 to January 2002, Mr. Netravali was President of Bell Labs as well as Lucent’s Chief Technology Officer and Chief Network Architect. Mr. Netravali currently serves on the board of Level 3 Communications Inc. Mr. Netravali has an extensive background in the technology industry and in particular, the networking field we serve.

Mr. O’Rourke was a partner with the accounting firm Price Waterhouse LLP (a predecessor firm of PricewaterhouseCoopers LLP) from 1972 until his retirement in June 1996. Since his retirement, Mr. O’Rourke has been an independent business consultant. His experience in the accounting industry enables him to play a meaningful role in the oversight of our financial reporting and accounting practices. He was a director of Infonet Services, Inc. from 2000 through 2005.

Mr. Reyes has been a private investor and management consultant since 1994. He co-founded Sunward Technologies in 1985 and served as Chairman and Chief Executive Officer until 1994. Mr. Reyes is a director of Dialog Semiconductor Plc and Seagate Technology. Mr. Reyes has extensive experience in the technology industry and, through his position with Sunward and on other boards, with issues faced by those running a public company.

Mr. Strachan retired from Ernst & Young LLP in December 2008. During 2008, he was a member of Ernst & Young’s America’s Executive Board, which oversaw the firm’s strategic initiatives in North and South America. From 2007 to December 2008, he was a member of Ernst & Young’s U.S. Executive Board, which oversaw partnership matters in the U.S. for the firm. From 2000 through December 2008, he was Vice Chairman and Area Managing Partner for Ernst & Young offices between San Jose, California and Seattle, Washington, and was responsible for oversight of the firm’s operations in that area. He began his career at Ernst & Young in 1976. His experience in the accounting industry enables him to play a meaningful role in the oversight of our financial reporting and accounting practices.

Mr. Talwalkar has been our President and Chief Executive Officer and a member of our Board of Directors since May 2005. Prior to joining LSI, Mr. Talwalkar was employed by Intel Corporation, a microprocessor manufacturer. At Intel, he was Corporate Vice President and Co-General Manager of the Digital Enterprise Group from January 2005 until May 2005, Vice President and General Manager of Intel’s Enterprise Platform Group from May 2004 to January 2005, and Vice President and General

Manager of Intel’s Platform Products Group, within Intel’s Enterprise Platform Group, from April 2002 through May 2004. As the Chief Executive Officer of LSI, he has detailed and unique knowledge of the company’s operations, opportunities and challenges.

Ms. Whitney is retired from IBM, where she most recently served from 2001 to 2007 as General Manager, IBM System x, IBM’s x86-based server division. She began her career at IBM in 1972. Ms. Whitney has over 35 years of experience in computer hardware and software and is knowledgeable of related market requirements and trends and distribution systems, as well as financial business models. From running a global business, she also has insights into both developed and developing markets. She also has experience in markets we serve.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees listed above as a director of the company.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the 2010 fiscal year. A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will be permitted to make a statement if desired and will be available to answer appropriate questions. The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and is not compromised by the services provided.

The following table presents the fees billed by PricewaterhouseCoopers to LSI for 2009 and 2008.

Nature of Services	2009	2008
	(In thousands)($)	(In thousands)($)

Audit Fees	2,885	3,807
Audit-Related Fees	—	—
Tax Fees(1)	1,191	1,200
All Other Fees(2)	9	18

Total Fees Billed	4,085	5,025

(1)	“Tax Fees” represent fees charged for tax advice, tax compliance, domestic and international tax planning and global tax audit defense.

(2)	“All Other Fees” include charges for access to an accounting research tool, and in 2008, to a global best practices tool, provided by PricewaterhouseCoopers.

Under its charter, the Audit Committee must pre-approve all engagements of the independent auditors unless an exception to such pre-approval requirement exists under applicable law. Each year, the committee approves the retention of the independent auditors to audit our financial statements, including proposed fees, before the filing of the preceding year’s annual report on Form 10-K. At the beginning of the year, the committee will evaluate other known potential engagements of the independent auditors, including the scope of the work proposed to be performed and the proposed fees, and approve or reject each engagement, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditors’ independence from management. At each subsequent meeting, the committee will receive updates on the services actually provided by the independent auditors, and management may present additional services for approval. Typically, these would be services that would not have been known at the beginning of the year, such as due diligence for an acquisition.

Under the committee’s charter, the Chairman of the committee has the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if we proposed to execute a financing transaction on an accelerated schedule. If the Chairman approves any engagements under this authority, he will report that approval to the full committee at the next committee meeting. In 2009 and 2008, all engagements of our independent auditors were approved in accordance with our pre-approval requirements.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as LSI’s independent auditors for 2010.

PROPOSAL THREE — APPROVAL OF OUR AMENDED 2003 EQUITY INCENTIVE PLAN

The Board of Directors has amended our 2003 Equity Incentive Plan, subject to approval by our stockholders. The amended plan will become effective upon approval by stockholders. We currently grant stock options and restricted stock units under the plan to employees and to members of our Board of Directors.

If our stockholders do not approve the amended plan, we would not have enough shares available under the plan to meet our anticipated needs through next year’s annual meeting. On March 25, 2010, the closing price of a share of our common stock on the New York Stock Exchange was $6.46.

Summary of Changes

The material changes we are proposing to the plan are:

•	Making a total of 45 million shares available for new awards under the plan after the amended plan is approved by stockholders. Of that amount, 30 million shares will be available for grants of restricted stock and restricted stock units. We anticipate that this will meet our needs for at least two years. As of March 15, 2010, a total of 9,557,698 shares were available under the plan, of which 6,717,702 shares were available for awards of restricted stock and restricted stock units. All of the shares available could be used for the grant of stock options.

•	Updating the performance measures that can be used to determine the vesting of awards intended to qualify for deductibility under Section 162(m) of the Internal Revenue Code to better match the metrics we use to manage our business.

Stockholder approval of the plan will also have the effect of extending the period during which incentive stock options can be granted to 10 years following stockholder approval of the plan. Stockholder approval of the amended plan also will constitute re-approval of the plan and its material terms for purposes of Section 162(m) of the Internal Revenue Code, which will allow us to grant performance-based awards under the plan that we can deduct for tax purposes.

Plan Description

The following is a description of the material terms of the amended plan.

Awards

The plan permits the grant of the following types of awards:

•	Stock options

•	Restricted stock and restricted stock units

•	Stock appreciation rights

Shares Available

A total of 45 million shares will be available for awards granted under the plan on or after the date that stockholders approve the amended plan. Of this amount, no more than 30 million shares may be used for the grant of restricted stock or restricted stock units. Shares that are subject to awards that are canceled, that expire or otherwise terminate without the issuance of shares, and restricted stock that is forfeited, will be added back to the “pool” of shares from which we can grant awards. Shares of restricted stock that are forfeited and shares that are subject to canceled or forfeited restricted stock units will also be added back to the pool of shares available for those types of awards. Shares used to pay the exercise price or taxes on an award will not be added back to the pool.

Plan Administration

The plan is administered by the Compensation Committee. The committee can delegate its authority to grant and administer awards to people who are not subject to Section 16 of the Securities Exchange Act of 1934. Currently, our directors and executive officers are subject to that law. The committee may not implement an exchange or repricing program without the approval of our stockholders. Under these types of programs, outstanding awards are amended to provide for a lower exercise price, or exchanged for a different type of award, cash or a combination of cash and a different type of award.

The committee can waive any performance requirement or accelerate the vesting or exercisability of any award granted under the plan.

Eligibility

All of our employees and directors are eligible to receive awards under the plan. As of March 1, 2010, we had a total of 5,451 employees and directors.

Capital Changes

If we pay a stock or extraordinary dividend or make any other distribution, or effect a stock split, reorganization or other change in our capital structure, the committee will adjust the number and class of shares available for issuance under the plan, the number, class and price of shares or other property or cash subject to outstanding awards and the per-person limits on awards, as appropriate, to reflect the transaction.

Stock Options

Stock options give the holder the right to purchase shares from us at a specified price and for a specified period of time. The plan permits the grant of both incentive stock options and nonqualified stock options. Incentive stock options are stock options that are intended to qualify for treatment under Section 422 of the Internal Revenue Code. Nonqualified stock options are stock options that are not incentive stock options. Employees and directors can receive nonqualified stock options. Only employees can receive incentive stock options. Our current practice is to grant only nonqualified stock options.

The committee will fix the term of each option at the time of grant. The term cannot be longer than seven years from the date of grant, or five years in the case of an incentive stock option granted to a stockholder who holds more than 10% of the combined voting power of the company or any of its subsidiaries. Typically, the stock option will not be exercisable for some period of time or until a condition, such as achievement of a performance target, is met. After an option is granted, the committee, in its sole discretion, may accelerate the exercisability of the option. Our current practice is to grant employees options with a seven-year term that become exercisable at the rate of 25% per year until fully exercisable. Our current practice for options granted to directors is described below under “Future Plan Awards.”

The exercise price for each option may not be less than 100% of the fair market value of a share of common stock on the date the option is granted, or less than 110% of such fair market value in the case of grants of incentive stock options to a stockholder who holds more than 10% of the combined voting power of the company or any of its subsidiaries. No person can be granted stock options covering more than 4 million shares in any fiscal year.

When a holder exercises a stock option granted under the plan, the holder must pay the exercise price in full and make arrangements acceptable to us for the satisfaction of applicable tax withholding requirements. The method of payment is determined by the committee, and may be in cash, cash equivalent, other shares of common stock or any other form that is considered legal consideration for the shares and is permitted under Delaware law.

When an individual’s employment with the company or service as a director ends, all stock options that are not then exercisable will terminate. To the extent that it is then exercisable, a stock option may remain exercisable for a period determined by the committee, but not longer than the original term of the option.

Stock Appreciation Rights

Stock appreciation rights give the holder the right to receive any future appreciation in the value of the shares subject to the award. The appreciation may be paid in cash or shares of equal value or a combination of the two. The value we will pay upon the exercise of a stock appreciation right is equal to the product of the number of shares for which the award is exercised and the difference between the fair market value of a share of our stock on the day of exercise (or the day before) and the base price, which cannot be lower than the fair market value of a share on the date of grant. No person can receive stock appreciation rights covering more than 4 million shares in a fiscal year.

Like stock options, the maximum term of a stock appreciation right is seven years and a stock appreciation right typically will not be exercisable for some period of time after grant. When an individual’s employment with the company or service as a director ends, all stock appreciation rights that are not then exercisable will terminate. To the extent that it is then exercisable, a stock appreciation right may remain exercisable for a period determined by the committee, but not longer than the original term of the right.

Restricted Stock

Restricted stock is stock that can be forfeited if the holder leaves the company before the end of a specified vesting period or if specified performance goals are not met. No participant may be granted more than 1 million shares of restricted stock and restricted stock units in any fiscal year.

Restricted Stock Units

A restricted stock unit entitles the holder to receive a share of stock after the passage of a vesting period. A restricted stock unit award may also require that one or more performance goals be met for the award to vest. When a restricted stock unit vests, we deliver the underlying shares to the holder after making arrangements for the payment of applicable withholding taxes. We typically withhold shares having a value equal to the applicable tax withholding.

The committee can pay earned restricted stock units in cash, shares or a combination of cash and shares. No participant may be granted more than 1 million restricted stock units and shares of restricted stock during any fiscal year.

Performance Goals

Awards under the plan may be made subject to the attainment of performance goals relating to one or more performance measures including:

•	Cash flow

•	Earnings per share

•	Operating income

•	Profit

•	Return on capital

•	Return on equity

•	Return on sales

•	Revenue

•	Total shareholder return

Performance goals may differ from participant to participant, from performance period to performance period and from award to award. Any criteria used may be measured, as applicable:

•	In absolute terms

•	In relative terms (including, but not limited to, passage of time and/or against another company or companies)

•	On a per-share basis

•	Against the performance of the company as a whole or a segment of the company

•	On a pre-tax or after-tax basis

The committee may also include or exclude from any GAAP measures any elements that would normally be excluded or included in the GAAP measures, whether or not such determinations result in any performance goal being measured on a basis other than GAAP.

Making awards subject to performance goals may allow compensation payable under the awards to be viewed as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, which limits the deductibility for tax purposes of non-performance-based compensation paid to some of our executive officers.

Transferability of Awards

Awards granted under the plan will generally not be transferable, although the committee may allow for limited transferability, and all rights with respect to an award generally will be available, during the lifetime of the holder, only to the holder of the award.

Change in Control

In the event of a merger or change in control of the company, the committee will determine how each outstanding award will be treated. The committee may provide, for example, that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The committee need not treat all awards similarly in the transaction.

In the event the successor corporation does not assume or substitute for the award, (1) the holder will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, (2) all restrictions on restricted stock and restricted stock units will lapse, and (3) if the award has performance-based vesting, all performance goals or other performance-based vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or change in control, the committee can determine the period in which the award can be exercised.

Amendment and Termination of the Plan

The committee may amend, suspend or terminate the plan at any time, but such amendment, suspension or termination may not impair the rights of any participant without the participant’s consent.

In addition, without further stockholder approval, incentive stock options may not be granted under the plan after the 10th anniversary of the most recent date on which the plan was approved by our stockholders.

Tax Effects

The following paragraphs summarize the material federal income tax consequences to U.S. taxpayers and the company of awards granted under the plan. Tax consequences for any particular individual may be different.

The following discussion assumes that the fair market value of the company’s common stock on the date of exercise is greater than the per share exercise price.

Nonqualified Stock Options.  No taxable income is reportable when a nonqualified stock option with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by the company. Any additional gain or loss recognized upon any later disposition of the shares purchased would be capital gain or loss.

Incentive Stock Options.  No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar to the taxation for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units.  A participant generally will not have taxable income at the time restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for LSI.  LSI generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes the income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other specified highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of those executives will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. We have designed the plan to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with those awards.

Section 409A.  Section 409A of the Internal Revenue Code provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, including California have similar laws. Unless the committee decides otherwise, awards will be administered so that they will meet the requirements of Section 409A and not be subject to the tax and interest described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2003 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Future Plan Awards

The awards to be made under the plan in the future to current or future employees will be decided at the time and cannot be determined at this time.

The Board has adopted a policy under the plan providing that each newly elected director will receive an option covering 30,000 shares on the date of his or her election, and each non-employee director who has been on the Board for at least six months will receive each March 1, a combination of a stock option and restricted stock units having a value of approximately $160,000, with approximately 60% of the value being in the form of a stock option and 40% of the value being in the form of restricted stock units. The term of these options is seven years. Options granted to new directors become exercisable at the rate of 25% per year, and annual options become exercisable in full six months after the date of grant, in each case assuming continued service on the Board. Annual restricted stock units granted to directors vest after one year.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the amended 2003 Equity Incentive Plan.

PROPOSAL FOUR — APPROVAL OF OUR AMENDED
EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has amended our Employee Stock Purchase Plan, subject to approval by our stockholders. If it is approved by stockholders, the amended plan will become effective at the beginning of the next purchase period on May 15, 2010. The plan permits participating employees periodically to purchase shares of our common stock at a discount through payroll deductions. The amended plan is intended to comply with the rules contained in Section 423(b) of the Internal Revenue Code with respect to participation by U.S. employees.

Summary of Changes

The material changes we are proposing to the Employee Stock Purchase Plan are:

•	Making a total of 30 million shares available for use under the plan after the amended plan becomes effective.

•	Providing better coordination between the plan and a sub-plan through which employees outside the United States and Canada will participate in the plan.

•	Extending the term of the plan through May 12, 2020.

Plan Description

The following is a description of the material terms of the amended plan.

Shares Available

If the amended plan is approved by stockholders, a total of 30 million shares will be available for purchase under the plan after the amended plan becomes effective. As of March 15, 2010, 17,786,718 shares remained available for purchase under the plan.

Plan Administration

The plan is administered by the Board. The Board can delegate its authority. The Board can adopt rules, procedures and/or sub-plans to satisfy applicable non-U.S. laws or to achieve tax or other objectives for locations outside of the United States. The Board currently has delegated its authority to administer the plan to the Compensation Committee.

Eligibility

Any person who is employed by LSI or a subsidiary that has been designated by the Board to participate in the plan, and whose employment is for at least 20 hours per week and more than five months in a calendar year, is eligible to participate in the plan. Employees outside the United States and Canada will participate in the International Employee Stock Purchase Plan sub-plan. The sub-plan may, but is not required to, comply with Section 423(b) of the Internal Revenue Code. We have adopted the sub-plan to enable us to comply with local laws in countries that have laws that are inconsistent with Section 423. The principal economic terms of the plan and the sub-plan, including the purchase price, purchase dates, length of purchase periods and offering periods and maximum length of an offering period, are identical. As of March 1, 2010, approximately 5,100 employees were eligible to participate in the plan.

Purchase Terms

The plan involves the use of overlapping offering periods of approximately 12 months each commencing approximately every six months. Each offering period consists of two purchase periods of approximately six months. The Board can change the length of offering periods and purchase periods, but no offering period can be longer than 27 months. Offering periods and purchase periods begin on May 15 and November 15 each year.

At the beginning of each offering period, participating employees are granted the opportunity to purchase shares with accumulated payroll deductions at the end of each purchase period in the offering period.

The per share purchase price for shares purchased under the plan is the lower of:

•	85% of the fair market value of a share of our common stock at the beginning of the applicable offering period,

•	85% of the fair market value of a share of our common stock on the purchase date.

If shares are to be added to the plan at a time when the fair market value of a share of common stock is higher than it was at the beginning of the offering period, then unless otherwise directed by the Board, the purchase price for the added shares during any then existing offering period will be set at the lesser of 85% of the fair market value of a share of common stock on the date the added shares are authorized by stockholders or 85% of the fair market value of a share on the applicable purchase date.

The fair market value of our common stock for any relevant date generally will be the closing price per share on that date on the New York Stock Exchange.

Payment of Purchase Price; Payroll Deductions

Employees purchase shares under the plan using payroll deductions. The deductions currently may not exceed 15% of a participant’s eligible compensation, which includes regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and commissions, and excludes other compensation.

All payroll deductions are credited to the participant’s account under the plan. No interest accrues on the payroll deductions. All payroll deductions received or held by the company may be used for any corporate purpose and need not be segregated.

Purchase of Stock

On each purchase date, a participant will purchase the number of full shares that their accumulated payroll deductions can purchase at the purchase price determined as described above. There are limits on how many shares a participant can purchase:

•	No participant can purchase more than 2,000 shares in any purchase period.

•	No participant can make aggregate purchases of stock of the company and its majority-owned subsidiaries under the plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year in which the option to purchase shares is outstanding.

•	No employee who owns 5% or more of the total combined voting power or value of all classes of shares of our stock or our subsidiaries’ stock, including shares that may be purchased under the plan or pursuant to any other options, will be permitted to purchase shares under the plan.

To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the fair market value of the common stock on any purchase date is lower than the fair market value of the common stock at the beginning of the offering period, then all participants in the offering period will be automatically withdrawn from the offering period immediately after the exercise of their option on the purchase date and automatically re-enrolled in the immediately following offering period.

Withdrawal

A participant may withdraw from the plan during a purchase period, subject to limitations prescribed by the company. If a participant withdraws from the plan, we will return to them their accumulated contributions, without interest. If a participant withdraws, they cannot participate in the plan again until the next offering period.

Termination of Employment

If a participant’s employment with the company or a participating subsidiary terminates for any reason, including retirement or death, his or her participation in the plan will end immediately and any accumulated payroll deductions will be returned without interest.

Capital Changes

If any change is made in our capitalization, as a result of a stock split, reverse stock split, stock dividend, combination or reclassification or any other increase or decrease in the number of shares of common stock outstanding without receipt of consideration by the company, or if the company effects one or more reorganizations, recapitalizations, or rights offerings, proportionate adjustments will be made to the maximum number of shares available for issuance under the plan, the maximum number of shares each participant may purchase during each purchase period, as well as the price per share and the number of shares of stock covered by each option under the plan.

In the event of the proposed dissolution or liquidation of the company, the Board will shorten any offering period then in progress by setting a new purchase date and any offering periods will end on the new purchase date unless otherwise determined by the Board. The new purchase date will be prior to the dissolution or liquidation.

In the event of a merger or change in control, either the successor will assume the plan or the Board will shorten the offering periods then in effect and set a new purchase date. The new purchase date will be prior to the merger or change in control.

Sub-plans

The Board may adopt rules, procedures and/or sub-plans relating to the operation and administration of the plan to accommodate the specific requirements of local laws or procedures in jurisdictions outside of the United States or to achieve certain tax or other objectives for jurisdictions outside of the United States. The provisions of the sub-plans may differ from those of the plan, except with regard to the maximum length of the offering periods (which may not exceed 27 months), the number of shares reserved for issuance under the plan, and the amendment and termination of the plan.

Amendment and Termination of the Plan

The Board may at any time amend or terminate the plan, except that the amendment or termination generally may not adversely affect an employee’s participation in an offering period for which the employee has already enrolled. The Board can terminate an offering period on any purchase date if it determines that the termination of the offering period or of the plan is in the best interests of the company and its stockholders. In addition, if the plan is terminated, the Board may terminate all outstanding offering periods either immediately or upon completion of the purchase of shares on the next purchase date or may elect to permit offering periods to expire in accordance with their terms.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board can change the duration of offering periods or purchase periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures consistent with the plan.

If the Board determines that the ongoing operation of the plan may result in unfavorable financial accounting consequences, the Board may, in its discretion, modify or amend the plan to reduce or eliminate the accounting consequences, including, but not limited to:

•	Altering the purchase price for any offering period, including an offering period underway at the time of the change.

•	Shortening any offering period so that the offering period ends on a new purchase date, including an offering period underway at the time.

•	Reducing the maximum percentage of compensation a participant may elect to have deducted from their pay, and reducing the maximum number of shares a participant may purchase.

Tax Effects

The following paragraphs summarize the material U.S. federal income tax consequences to participants and the company with respect to shares purchased under the plan. The summary does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which a participant may reside.

The plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the plan are sold or otherwise disposed of.

When a participant sells or otherwise disposes of shares purchased under the plan, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time that the shares have been held.

If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year after the purchase date, the participant will recognize ordinary income equal to the lesser of the following two amounts:

•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price.

•	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any further gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will generally be treated as ordinary income, and any further gain or any loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.

Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934.

LSI generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE EMPLOYEE STOCK PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Future Participation in the Plan

Participation in the plan is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the plan cannot be determined at this time.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the amended Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2009

(c)
	(a)			Number of
	Number of			Securities
	Securities to be		(b)	Remaining Available
	Issued upon		Weighted-average	for Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants		Options, Warrants	(Excluding Securities
Plan Category	and Rights		and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	44,179,377		$5.45	35,065,546	(1)
Equity compensation plans not approved by security holders(2)	32,642,074		$8.89	—

Total	76,821,451	(3)	$6.91	35,065,546	(1)

(1)	Of this amount, 15,207,272 shares were available for awards of restricted stock or restricted stock units under our 2003 Equity Incentive Plan. Those shares were also available for stock option awards. The amount shown also includes 17,786,718 shares that were available for purchase under our Employee Stock Purchase Plan.

(2)	In connection with a number of acquisitions we have made, we have assumed equity awards originally granted by the acquired company. The table does not include information about those awards. At December 31, 2009 and pursuant to those awards, up to 16,972,971 shares were issuable upon exercise of outstanding stock options and stock appreciation rights, with a weighted average exercise price of $20.84 per share and up to 716,957 shares were issuable upon vesting of restricted stock units. We will not issue any further awards under the plans pursuant to which these awards were issued.

(3)	Includes 74,552,564 shares that were issuable upon exercise of outstanding stock options and stock appreciation rights and up to 2,268,887 shares that were issuable upon vesting of restricted stock units.

You can find additional information about our equity compensation plans in note 3 to the financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

As a result of the global economic downturn that began in late 2008, our revenues in 2009 were lower than they were in 2008. In response to the downturn, we took a number of actions in early 2009 to reduce our expenses. These actions included a corporate-level restructuring designed to increase synergies across our semiconductor business, reductions in our workforce, temporary and permanent reductions in employee compensation and reductions in discretionary spending. These reductions allowed us to preserve liquidity and continue investing in new products to drive future business results.

The primary areas in which we reduced the compensation of our executive officers were:

•	Bonuses. Executive officers did not receive bonuses for 2009. In early 2009, the Compensation Committee considered establishing a bonus program for 2009, but chose not to do so in light of economic conditions at the time.

•	Equity awards. We awarded executive officers equity compensation in 2009 with less value than the aggregate value of the equity compensation we awarded them in 2008. Because our stock price in early 2009 was significantly lower than in early 2008, awarding our executive officers equity compensation at the level awarded in 2008 would have required using significantly more shares than in 2008. The committee chose to reduce the value of the awards in order to avoid using significantly more shares for equity compensation. In addition, the committee used stock options as the sole form of equity compensation to focus management on taking actions intended to improve our stock price and to make any gains from equity compensation depend on increases in stockholder value.

In 2009, we did not increase the base salaries of employees generally, including our executive officers. We did, however, increase the base salaries and target bonus percentages of several executive officers to reflect the increased responsibilities that those individuals assumed after the restructuring, to reflect competitive practices and to maintain appropriate relationships with the compensation of other executive officers.

2010 Compensation Program Changes

We believe our business has stabilized and begun growing and we have established a program under which our executive officers can earn bonuses in 2010. Because our stock price in early 2010, when we made our 2010 equity grants, was higher than at the corresponding point in 2009, we were able to increase the value of the equity compensation awarded to our executive officers to levels we believed were more competitive, while in most cases using fewer shares than in 2009.

In 2010, we have instituted stock ownership guidelines for our executive officers and directors. We have also conditioned the vesting of a portion of the equity compensation that we awarded our executive officers on the company meeting a financial performance test.

* * *

Our compensation program is intended to support our strategic goals and provide all of our executive officers with a comprehensive compensation package that will motivate them to drive both short-term and long-term business success while at the same time allowing us to attract, retain and reward talented individuals to lead the business.

In light of these objectives, we utilized the following guidelines in designing our compensation program for executive officers:

•	We should have base salaries and employee benefit programs that are competitive with the programs offered by companies with which we compete for executive talent.

•	We should provide executives with the opportunity to earn short-term cash incentives based primarily on our achievement of corporate financial, strategic and operational goals. Typically, the strategic and operational goals are intended to help drive our longer term performance and include, for example, obtaining design wins and meeting product development deadlines. For more senior executives, the target bonus opportunity should be a greater percentage of their total cash compensation opportunity than for lower level employees so that more of their cash compensation depends on achievement of corporate goals. For example, the target bonus of our Chief Executive Officer is 56% of his total cash compensation opportunity, while the target bonus of the other executive officers ranges from 43% to 50% of their total cash compensation opportunity.

•	We should offer equity opportunities that provide long-term incentives for creating additional stockholder value. We believe that offering our executive officers the ability to realize value from increases in the market price of our shares through equity awards aligns the interests of our executive officers with the long-term interests of our stockholders. We expect that the use of performance-based equity awards in 2010 will further focus management on driving improved financial performance.

Our Compensation Committee is responsible for the executive compensation program.

Compensation Elements

Our executive officer compensation program includes the following types of pay:

•	Base salary.

•	Bonus incentives.

•	Equity incentives.

•	Severance benefits.

•	An allowance in lieu of executive perquisites.

•	Other benefits that are generally available to all of our employees.

Except for benefits available to employees generally, the Compensation Committee reviews each element of executive compensation separately and total compensation as a whole. The committee determines the appropriate mix of elements with a view to rewarding individual and company performance and to ensuring that, with respect to base salary, target bonus and equity compensation, we remain competitive with the executive officer compensation practices of our designated peer group of companies described below under “Our Benchmarking Practices.” The committee also reviews tally sheets that list the value of each element of compensation we paid each of our executive officers in a year, as well as information about historical equity grants and potential gains at various stock prices.

In determining the extent of the use and the weight of each element of compensation, the committee considers the effect and importance of each element in meeting our compensation objectives. For example, base salary and generally available benefits allow us to remain competitive in the marketplace in order to continue to attract top talent. We structure our bonus incentives to reward executive officers for achieving corporate and organizational performance goals and consider individual performance when determining the actual amount to be paid.

Cash Compensation

We typically set base salaries and target bonus percentages for individual officers when we hire them or when we promote them from other positions at the company. We review base salaries and target bonus percentages annually and at other times if individual circumstances make doing so appropriate. Circumstances under which we might make changes include:

•	When an individual’s role in the company changes and they have more or less responsibility or have more or less potential to affect our results.

•	When doing so maintains what we believe to be appropriate relationships between the compensation provided to different executive officers.

•	When we believe doing so is necessary for retention reasons.

•	When market data indicates that we are not compensating an individual competitively.

Our bonus programs typically use non-GAAP operating income as the primary performance measure. We believe use of this measure balances the goals of increasing revenue and improving operating results.

Before 2009, we provided our executive officers with a number of executive perquisites, including a car allowance, executive physicals, travel lounge memberships, financial planning and tax counseling. In 2009, we replaced these benefits with a cash allowance. Making this change reduces the burden of administering individual programs while providing our executives the flexibility to use the money for those services that are most important to them. The amount of the allowance is $25,000 per year for our Chief Executive Officer and $20,000 per year for each of the other executive officers. We do not provide a tax gross-up on these amounts. Mr. Micallef is a U.S. citizen working in Singapore and receives benefits under our international assignee policy. We reduced his payment in lieu of perquisites because we had leased a car for him under that policy.

Equity Compensation

Our equity incentives include stock options and restricted stock units that are multi-year awards intended to provide incentives to our executive officers to increase stockholder value and to continue to serve as an employee of LSI until their options become exercisable or their restricted stock units vest. We believe that the use of restricted stock units in addition to stock options helps further our retention goals, because stock options alone serve little or no retention function if their exercise price is below the current stock price.

We typically grant equity awards to employees broadly in early March of each year. We make other grants during the year principally for new hires and for retention. We generally make these grants at the beginning of each month and at regularly scheduled board meetings. We do not decide when to make equity grants based on our plans for the public release of material information and do not time our release of material information to the public based on when we make equity grants.

Our Compensation Committee may take action to grant awards on a future date. This allows us to grant restricted stock units on a limited number of days in a calendar month, thereby reducing the number of restricted stock unit vesting events we have. It also enables all employees, including our executive officers, to have the same grant date for equity awards that are part of our annual grant program. Under that program, awards for different groups of employees may be approved on different days, but all awards have the same grant date.

Total Compensation Opportunity

The committee generally considers whether a proposed mix of all of the elements of a compensation package meets our compensation objectives when taken as a whole. In determining levels of executive compensation, the committee reviews and considers existing equity awards but does not have a formal policy concerning the impact of grants made in the past on future compensation.

In 2009, we targeted total compensation opportunity, including base salary, target bonus percentage and equity compensation, in the third quartile, that is between the 50th and 75th percentiles, of our designated peer group. The committee also sought to have each element of compensation, with stock options and restricted stock units being considered together for this purpose, fall within the third quartile of our designated peer group. Over the longer term, the committee intends to target base salaries towards the lower end of the third quartile of our designated peer group and weight more of the total compensation opportunity towards variable, incentive compensation. To the extent that we do not attain our operating goals or our stock price does not increase, our executive officers may not achieve payouts in the third quartile. We chose to target total compensation in the third quartile in order to offer competitive pay opportunities and to recognize the difficulty of the goals in some of our incentive plans. The actual level provided to any individual depended on a number of factors, including individual performance, experience, value to the business and competitive conditions.

Severance Benefits

We believe that reasonable severance arrangements can be beneficial both for executive officers and for the company. By providing some post-employment monetary security, these arrangements enable employees to focus more energy on the company’s business, particularly in times of uncertainty. Having a pre-determined amount of compensation that an executive officer will receive following a termination of employment may also reduce the amount of cost and effort we must expend in individual negotiations.

Company-wide Benefits

Our executive officers also are eligible to participate in the health and welfare programs that we make available to our employees generally, although with higher benefit levels in the case of life insurance and accidental death and dismemberment insurance. They can also participate in our 401(k) program and our employee stock purchase plan on the same terms as other employees.

Our Benchmarking Practices

In analyzing our executive officer compensation programs, the Compensation Committee reviews information prepared by the committee’s outside consultant about the executive compensation practices of a designated peer group of companies. In 2009, the committee used Hewitt Associates as its outside consultant. Our peer group includes companies in industry groups similar to the ones in which we conduct business and that, at the time the peer group was selected, ranged in market capitalization from about one-third to three times our market capitalization. This group of companies was recommended by Hewitt and reviewed and approved by the Compensation Committee and consists of:

Advanced Micro Devices, Inc.
Altera Corporation
Amkor Technology, Inc.
Analog Devices, Inc.
Atmel Corporation
Broadcom Corporation
Fairchild Semiconductor International
International Rectifier Corporation
Marvell Technology Group Ltd.
MEMC Electronic Materials, Inc.
National Semiconductor Corporation
Network Appliance, Inc.
NVIDIA Corporation
ON Semiconductor Corporation
Sandisk Corporation
Spansion Inc.
Western Digital Corporation
Xilinx, Inc.

The benchmarking studies conducted by Hewitt provided information for each of base salary, target bonus and equity compensation, as well as total compensation. Where Hewitt was not able to obtain information about the compensation practices of a sufficient number of companies in our peer group, Hewitt also presented information about our compensation practices compared to those of a larger number of high-tech companies that participated in the Radford Executive Survey. In these cases, the committee based its compensation decisions on comparisons between our practices and those of the companies in our designated peer group for which data was available, and used the comparison with the larger number of high-tech companies as additional information.

2009 Compensation Decisions

Base Salary

The committee re-evaluated the base salaries of the executive officers identified in the Summary Compensation Table, whom we refer to as our named executive officers, in February 2009. The committee noted that Messrs. Richardson and Look had assumed additional responsibilities following the company’s reorganization in early 2009. As part of the reorganization, Mr. Richardson assumed responsibility for all of our semiconductor products used in hard disk, solid state and tape drives, in addition to his existing responsibilities. Mr. Look assumed responsibility for our corporate marketing and investor relations groups, in addition to his existing responsibilities. In light of economic conditions, the committee chose not to change their salaries at that time. When conditions improved somewhat later in the year, the committee increased Mr. Richardson’s annual salary from $400,000 to $475,000 and Mr. Look’s annual salary from $400,000 to $440,000, for the reasons mentioned above. Mr. Richardson’s increase was also based on his importance to our business. The committee noted that these new salaries fell within the third quartile of our designated peer group and believed it appropriate to place the salaries of these individuals above the median because it believed that the scope of their responsibilities generally exceeded those of the positions against which they were compared. The committee did not change the base salaries of any other executive officer in 2009.

Bonus Incentives

The committee also reviewed the target bonus percentages of the named executive officers in February 2009. Again, the committee believed that higher targets were appropriate for Messrs. Richardson and Look based on the additional responsibility they had assumed within the company. In light of then-existing economic conditions, the committee did not, however, increase their targets until it increased their base salaries later in the year. At that time, the committee increased Mr. Richardson’s target from 70% to 100% of base salary and Mr. Look’s target from 70% to 75% of base salary. At the same time, the committee also increased Mr. Bullinger’s target from 70% to 75% of base salary to maintain appropriate relationships with the target bonuses of the other executive officers. The committee noted that the new bonus targets were at about the median of our designated peer group for Messrs. Look and Bullinger and at the 75th percentile for Mr. Richardson. The committee believed that the higher target for Mr. Richardson was appropriate for the same reasons it increased his base salary. The committee did not change the target bonus percentages of any other executive officer in 2009.

In light of the anticipated impact of the global economic downturn on the company’s operations, the committee did not believe it would be appropriate to establish a bonus program in 2009 either for the executive officers or for employees generally. Accordingly, we did not pay bonuses to our executive officers for 2009.

Equity Awards

Mr. Talwalkar.  In February 2009, we granted Mr. Talwalkar a stock option covering 1.9 million shares. The committee determined the size of the award based on the company’s long-term financial results and its desire to provide Mr. Talwalkar with an incentive to remain with the company and continue improving its financial performance. The committee chose not to award any restricted stock units in 2009 to any named executive officer because it wanted any compensation realized from equity awards to result from an improved stock price and not merely from remaining with the company.

The stock option we granted to Mr. Talwalkar in 2009 covers more shares than the options granted to him in 2008 because we did not award him restricted stock units in 2009. He received an option in 2009 covering a number of shares equal to the sum of the number of shares covered by the options granted to him in 2008 and the number of restricted stock units he received in 2008. The committee noted that, because of our lower stock price in early 2009 compared to early 2008, the 2009 award had less overall grant date value than his 2008 awards. The committee chose to reduce the value of the equity awards granted in 2009 compared to 2008, rather than deliver the same value by increasing the number of shares used.

The stock option we awarded to Mr. Talwalkar in 2009 becomes exercisable in four equal annual installments, starting on the first anniversary of the grant date.

Other Named Executive Officers.  In February 2009, we granted Messrs. Look, Bullinger, Micallef and Richardson the equity awards shown in the following table.

Shares covered by
Name	stock option granted (#)

Bryon Look	600,000
Philip Bullinger	575,000
Andrew Micallef	200,000
D. Jeffrey Richardson	700,000

As was the case with the stock option the committee awarded Mr. Talwalkar in 2009, the stock options granted in 2009 to these officers cover more shares than the options granted to them in 2008 because we did not award them restricted stock units this year and, in the case of Mr. Look, as compensation for the additional responsibilities he took on when he became our Chief Administrative Officer in early 2009. Each of Messrs. Bullinger, Micallef and Richardson received an option in 2009 covering a number of shares equal to the sum of the number of shares covered by the option granted to him in 2008 and the number of restricted stock units he received in 2008.

Other Compensation Matters

Relationship of Mr. Talwalkar’s Compensation to that of Other Executive Officers

Mr. Talwalkar’s salary, target bonus opportunity and equity awards are each greater than those of our other executive officers because the Compensation Committee believes that the Chief Executive Officer has the ability to make decisions and take actions that will have a significantly greater impact on the company’s performance than the decisions made and the actions taken by the other executive officers.

Impact of the Agere Merger

Mr. Micallef joined LSI in April 2007, in connection with the Agere merger. At that time, we entered into a retention agreement with him to encourage him to stay with the company and contribute to its future success. In 2009, we made a $100,000 payment to Mr. Micallef pursuant to this retention agreement.

International Assignment Arrangements

In 2009, Mr. Micallef was the head of our operations group and managed our relationships with our major vendors, including our manufacturing partners. Because many of the operations of our major manufacturing vendors are in the Asia Pacific region, Mr. Micallef, a U.S. resident, is based in Singapore. In connection with his assignment there, we are providing him with payments and reimbursements, including reimbursement of duplicate housing costs, tuition assistance, a premium for serving overseas, moving and transportation payments and tax reimbursements and gross-ups, that are intended to allow him to work in a country other than his home country and not experience a reduction in his standard of living. The tax reimbursements and gross-ups are intended to result in Mr. Micallef paying about the same amount of taxes he would have paid had he continued to work in the U.S. We provide the tax reimbursements and gross-ups in this context because we do not want him to suffer financially when he is serving in Singapore at the company’s request.

While we believe that the primary purpose of the payments and reimbursements is to avoid Mr. Micallef being disadvantaged by the assignment, we cannot conclude that all of the payments and reimbursements are non-compensatory. Rather than attempt to determine which are compensatory and which are not, we have simply assumed that all of them were compensatory for purposes of the Summary Compensation Table.

2010 Compensation Program Changes

Stock Ownership Guidelines

In early 2010, we adopted new stock ownership guidelines for our executive officers and directors. Our Board believed that ownership of a meaningful amount of stock of the company would further align the interests of management and the Board with the interests of our stockholders. Under these guidelines, the individuals holding the positions listed below must achieve ownership of the number of shares shown by March 2015. A newly appointed officer or a newly elected director will have five years from the date of appointment or election to reach the required level of stock ownership.

Position	Number of Shares

CEO	250,000
CFO or General Manager	80,000
Other Executive Officers	60,000
Members of the Board of Directors	20,000

We do not allow executive officers to hedge either outstanding equity awards they hold or LSI stock they hold.

Performance-based Equity Awards

In 2010, we began granting to our executive officers restricted stock units that require a performance test be met in order for the awards to vest. The 2010 performance restricted stock units will not vest unless the change in our revenue and the change in our adjusted operating income over a three-year period each exceed that of at least 50% of the companies in our designated peer group. Adjusted operating income for this purpose is computed as GAAP operating income, excluding the impact of stock-based compensation, amortization of intangibles and restructuring charges.

Accounting and Tax Considerations

In designing our executive compensation programs, we consider the accounting and tax effects that each component of the program will or may have on the company and our executive officers. For incentive-based compensation, the Compensation Committee considers the desirability of having that compensation qualify for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code. That law provides that non-performance-based compensation in excess of $1 million paid to certain executive officers is not deductible by the company for tax purposes.

The Compensation Committee balances the desirability of having compensation qualify for deductibility with our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. As a result, the Compensation Committee has not adopted a policy that all compensation must be deductible. For example, we grant restricted stock units that require only continued employment in order to vest. These awards are not designed to qualify for this deduction because we believe that the uncertainty as to vesting that would result from making those awards require meeting a performance test in order to vest would substantially reduce the retention value of providing those awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of LSI has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Charles A. Haggerty, Chairman
John H.F. Miner
Arun Netravali
Susan Whitney

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2009.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred	All Other
Name and Principal				Stock	Option	Compensation	Compensation	Compensation
Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Awards ($)(1)	($)	Earnings ($)(2)	($)(4)	Total ($)

Abhijit Y. Talwalkar	2009	803,087	—	—	2,563,860	—	—	116,832	3,483,779
President and Chief	2008	806,164	437,306	1,512,000	2,854,400	412,694	—	187,015	6,209,579
Executive Officer	2007	800,010	—	1,122,000	1,335,680	—	—	159,586	3,417,276

Bryon Look	2009	416,004	—	—	809,640	—	—	25,353	1,250,997
Executive Vice	2008	403,082	150,446	504,000	624,400	115,554	—	66,898	1,864,380
President, Chief Administrative Officer and Chief Financial Officer	2007	400,005	—	561,000	667,840	—	—	22,022	1,650,867

Philip Bullinger	2009	391,500	—	—	775,905	—	—	25,259	1,192,664
Executive Vice President,	2008	389,285	119,335	882,000	713,600	112,665	—	70,170	2,287,055
Engenio Storage Group	2007	350,158	—	420,750	467,488	—	—	20,009	1,258,405

Andrew Micallef(3)	2009	319,234	—	—	269,880	—	97,336	610,746	1,297,196
Executive Vice President,	2008	313,713	101,573	252,000	267,600	98,427	81,891	910,595	2,025,799
Worldwide Manufacturing Operations	2007	225,000	—	492,500	358,500	—	22,101	713,096	1,811,197

D. Jeffrey Richardson	2009	428,660	—	—	944,580	—	—	25,353	1,398,593
Executive Vice President,	2008	403,082	186,446	1,008,000	892,000	115,554	—	30,800	2,635,882
Semiconductor Solutions Group	2007	400,005	—	561,000	667,840	—	—	58,151	1,686,996

(1)	The amounts shown in this column reflect the grant date fair value of restricted stock units and stock options granted to the named individuals in the years indicated. You can find information about the assumptions we used in valuing these awards in note 3 to the financial statements included in our 2009 Annual Report on Form 10-K. Amounts shown in the “Stock Awards” column are for restricted stock unit awards, which are valued using our closing stock price on the date of grant.

(2)	The amounts in this column reflect the change in the actuarial present value of Mr. Micallef’s accumulated pension benefit under our pension plans. For 2007, the amount shown reflects the change in value from April 2, 2007, the date on which Mr. Micallef became an employee of ours, through December 31, 2007.

(3)	Mr. Micallef ceased being our Executive Vice President, Worldwide Manufacturing Operations in February 2010.

(4)	The amounts shown in this column for 2009 consist of the following:

	Abhijit Y.	Bryon	Philip	Andrew	D. Jeffrey
	Talwalkar	Look	Bullinger	Micallef	Richardson

Retention payments($)(a)	—	—	—	100,000	—
Commuting and housing payments($)(b)	46,580	—	—	—	—
Overseas assignment payments($)(c)	—	—	—	363,665	—
Tax gross-ups($)(d)	36,129	—	—	132,341	—
Life insurance premiums($)	1,260	1,260	1,260	1,068	1,260
AD&D insurance premiums($)	324	324	324	275	324
Allowance in lieu of perquisites($)	25,000	20,000	20,000	10,400	20,000
401(k) plan match and profit sharing($)	7,539	3,769	3,675	2,997	3,769

(a)	Mr. Micallef joined LSI in April 2007, in connection with the Agere merger. At that time, we entered into a retention agreement with him to encourage him to stay with the company and contribute to its future success. The retention payment shown in this row was provided for in this agreement.

(b)	Mr. Talwalkar does not reside near our office in Milpitas, California. When we hired him in 2005, we wanted to encourage him to spend as much time as possible in Milpitas and provided him with an allowance to cover transportation and housing costs near Milpitas and a tax gross-up on these amounts. Because many of our executives are not based in Milpitas, we believe Mr. Talwalkar’s presence there is less important than it was in 2005. As a result, in 2009, we determined that his primary office would be at LSI’s Oregon location and discontinued the housing allowance and related tax gross-up. We now treat his expenses traveling to Milpitas the same as his expenses traveling to any other LSI location and not as compensation.

(c)	The amount shown in this row represents payments of travel, living and other expenses for Mr. Micallef, a U.S. resident who is on temporary assignment in Singapore. These payments are designed so that he is not disadvantaged by his international assignment. Some of these payments were made in Singapore dollars and were converted to U.S. dollars using an exchange rate provided by a third-party finance website for the date the payments were made. These rates ranged from 1.34 to 1.52 Singapore dollars per U.S. dollar.

(d)	The tax gross-ups shown relate to commuting and housing allowances and reimbursements and overseas assignment payments. We provide Mr. Micallef with tax gross-ups on the payments related to his overseas assignment so that he does not have to pay out of pocket to serve in Singapore at our request.

Grants of Plan-Based Awards for 2009

						All	All
						Other	Other
			Estimated Possible Payouts			Stock	Option		Grant
			Under			Awards:	Awards:	Exercise	Date Fair
			Non-Equity Incentive Plan			Number of	Number of	or Base	Value of
		Date of	Awards (1)			Shares of	Securities	Price of	Stock and
	Grant	Board	Threshold	Target	Maximum	Stock	Underlying	Option	Option
Name	Date	Action	($)	($)	($)	or Units (#)	Options (#)(2)	Awards($/sh)	Awards ($)

Abhijit Y. Talwalkar	3/1/09	2/12/09	—	—	—	—	1,900,000	2.90	2,563,860
Bryon Look	3/1/09	2/11/09	—	—	—	—	600,000	2.90	809,640
Philip Bullinger	3/1/09	2/11/09	—	—	—	—	575,000	2.90	775,905
Andrew Micallef	3/1/09	2/11/09	—	—	—	—	200,000	2.90	269,880
D. Jeffrey Richardson	3/1/09	2/11/09	—	—	—	—	700,000	2.90	944,580

(1)	As a result of the economic downturn that began in late 2008, we did not establish a bonus program for employees in 2009.

(2)	The amounts shown in this column represent stock options granted under our 2003 Equity Incentive Plan.

The stock options reported in the Grants of Plan-Based Awards for 2009 table have a seven-year term and become exercisable at the rate of 25% per year, beginning on the first anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year End 2009

The following table provides information as of December 31, 2009, on the holdings of stock options and restricted stock units by the executive officers listed in the Summary Compensation Table.

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable(1)		Price ($)	Date	Vested (#)(2)		Vested ($)

Abhijit Y. Talwalkar	1,500,000	—		6.13	5/23/12	260,000	(A)	1,562,600
	500,000	—		6.13	5/23/12
	—	2,000,000	(3)	7.38	6/1/12
	200,000	200,000	(a)	9.25	2/8/14
	375,000	1,125,000	(b)	5.04	3/1/15
	25,000	75,000	(c)	5.04	3/1/15
	—	1,900,000	(d)	2.90	3/1/16
Bryon Look	100,000	—		52.125	2/17/10	106,667	(B)	641,069
	50,000	—		40.125	8/18/10
	300,000	—		18.19	12/4/10
	200,000	—		18.69	11/15/11
	250,000	—		5.06	3/20/13
	200,000	—		10.70	2/12/11
	150,000	—		6.23	2/10/12
	112,500	37,500	(e)	9.39	2/8/13
	100,000	100,000	(f)	9.25	2/8/14
	87,500	262,500	(g)	5.04	3/1/15
	—	600,000	(h)	2.90	3/1/16
Philip Bullinger	8,500	—		40.125	8/18/10	149,167	(C)	896,494
	40,000	—		22.38	2/15/11
	60,000	—		22.37	8/16/11
	50,000	—		16.50	2/14/12
	50,000	—		12.80	5/1/12
	40,000	—		9.46	8/13/13
	30,000	—		4.50	8/12/11
	50,000	—		5.83	5/11/12
	75,000	—		9.43	8/15/12
	112,500	37,500	(i)	9.39	2/8/13
	70,000	70,000	(j)	9.25	2/8/14
	100,000	300,000	(k)	5.04	3/1/15
	—	575,000	(l)	2.90	3/1/16
Andrew Micallef	50,000	50,000	(m)	10.23	4/2/14	80,854	(D)	485,933
	37,500	112,500	(n)	5.04	3/1/15
	—	200,000	(o)	2.90	3/1/16
	75,600	—		16.4121	11/30/10
	9,000	—		6.3889	11/30/11
	76,500	—		6.1644	11/30/12
	72,900	24,300	(p)	8.1852	11/30/13
	3,229	—		71.7963	10/31/10
	2,259	—		35.8556	2/28/11

Option Awards	Stock Awards
Market
Number of	Number of	Number of	Value of
Securities	Securities	Shares or	Shares or
Underlying	Underlying	Units of	Units of
Unexercised	Unexercised	Option	Option	Stock That	Stock That
Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable(1)	Price ($)	Date	Vested (#)(2)	Vested ($)

D. Jeffrey Richardson	500,000	—	7.94	6/13/12	175,834	(E)	1,056,762
112,500	37,500	(q)	9.39	2/8/13
100,000	100,000	(r)	9.25	2/8/14
125,000	375,000	(s)	5.04	3/1/15
—	700,000	(t)	2.90	3/1/16

(1)	The following table contains additional information about the exercisability of stock options that were not completely exercisable at December 31, 2009. In order for shares to become exercisable as provided below, the holder of the stock option must remain an employee of LSI through the date on which the shares become exercisable.

	Next Date
	after 12/31/09
	on Which	Number of Shares
	Shares	Becoming
	Become	Exercisable on
Grant	Exercisable	That Date(#)	When Additional Shares Become Exercisable Thereafter

(a)	2/8/10	100,000	100,000 shares become exercisable on 2/8/11
(b)	3/1/10	375,000	375,000 shares become exercisable each year thereafter until fully exercisable
(c)	3/1/10	25,000	25,000 shares become exercisable each year thereafter until fully exercisable
(d)	3/1/10	475,000	475,000 shares become exercisable each year thereafter until fully exercisable
(e)	2/8/10	37,500	—
(f)	2/8/10	50,000	50,000 shares become exercisable on 2/8/11
(g)	3/1/10	87,500	87,500 shares become exercisable each year thereafter until fully exercisable
(h)	3/1/10	150,000	150,000 shares become exercisable each year thereafter until fully exercisable
(i)	2/8/10	37,500	—
(j)	2/8/10	35,000	35,000 shares become exercisable on 2/8/11
(k)	3/1/10	100,000	100,000 shares become exercisable each year thereafter until fully exercisable
(l)	3/1/10	143,750	143,750 shares become exercisable each year thereafter until fully exercisable
(m)	4/2/10	25,000	25,000 shares become exercisable on 4/2/11
(n)	3/1/10	37,500	37,500 shares become exercisable each year thereafter until fully exercisable
(o)	3/1/10	50,000	50,000 shares become exercisable each year thereafter until fully exercisable
(p)	1/1/10	2,025	2,025 shares become exercisable each month thereafter until fully exercisable
(q)	2/8/10	37,500	—
(r)	2/8/10	50,000	50,000 shares become exercisable on 2/8/11

	Next Date
	after 12/31/09
	on Which	Number of Shares
	Shares	Becoming
	Become	Exercisable on
Grant	Exercisable	That Date(#)	When Additional Shares Become Exercisable Thereafter

(s)	3/1/10	125,000	125,000 shares become exercisable each year thereafter until fully exercisable
(t)	3/1/10	175,000	175,000 shares become exercisable each year thereafter until fully exercisable

(2)	The following table contains additional vesting information for restricted stock units outstanding at December 31, 2009. In order for restricted stock units to vest, the holder must remain employed by LSI through the vesting date.

		Number of Shares
Grants	Vesting date	Vesting (#)

(A) (Mr. Talwalkar)	2/20/10	30,000
	3/1/10	100,000
	2/20/11	30,000
	3/1/11	100,000
(B) (Mr. Look)	2/20/10	25,000
	3/1/10	33,333
	2/20/11	15,000
	3/1/11	33,334
(C) (Mr. Bullinger)	2/20/10	21,250
	3/1/10	58,333
	2/20/11	11,250
	3/1/11	58,334
(D) (Mr. Micallef)	3/1/10	16,667
	12/1/10	47,520
	3/1/11	16,667
(E) (Mr. Richardson)	2/20/10	27,500
	3/1/10	66,667
	2/20/11	15,000
	3/1/11	66,667

(3)	This stock option will become exercisable in full on June 1, 2011, or earlier if annual and cumulative targets for operating profit as a percentage of revenue and for revenue growth are met.

Option Exercises and Stock Vested in 2009

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)

Abhijit Y. Talwalkar	—	—	130,000	368,600
Bryon Look	—	—	58,333	162,166
Philip Bullinger	—	—	84,583	253,241
Andrew Micallef	—	—	95,666	441,401
D. Jeffrey Richardson	—	—	94,166	265,381

Pension Benefits for 2009

In connection with our merger with Agere, we assumed Agere’s pension plans. Mr. Micallef is a participant in Agere’s pension plans. The following table sets forth information about his participation in the pension plans as of December 31, 2009:

			Present Value of
		Number of Years	Accumulated Benefit	Payments During Last
Name	Plan name	Credited Service (#)	($)	Fiscal Year ($)

Andrew Micallef	Agere Systems Inc. Pension Plan	8.42	82,551 (1)	—
Andrew Micallef	Agere Systems Inc. Supplemental Pension Plan	9.17	352,204 (2)	—

(1)	To compute this amount, we assumed that Mr. Micallef would retire at age 65 and then receive a lump-sum payment from the plan. We also assumed that his accrued account balance at December 31, 2009, would accrue interest at the rate of 4% per year. We discounted Mr. Micallef’s age 65 account balance back to December 31, 2009, using an interest rate of 5.75%. No pre-retirement mortality was assumed.

(2)	To compute this amount, we assumed that Mr. Micallef would retire at age 50 years and nine months and then receive a lump-sum payment from the plan. The Supplemental Pension Plan benefit is composed of two components. The first component is an excess retirement benefit which is based upon the account balance formula of the Agere Systems Inc. Pension Plan for pay in excess of the compensation limits under that plan. We assumed that his accrued account balance at December 31, 2009, would accrue interest at the rate of 4% per year to age 50 years and nine months. That account balance was discounted back to December 31, 2009, using an interest rate of 5.75%. The second component is the minimum pension benefit described below in which Mr. Micallef will vest at age 50 years and nine months. Because of the vesting structure of this benefit, we have prorated the value at retirement based upon the portion of the eligibility period served. The minimum pension benefit is offset by all other qualified and nonqualified defined benefit pension benefits. For purposes of determining the offsets to the minimum pension benefit, we assumed that the December 31, 2009, account balances would accrue interest at the rate of 4% per year to age 65 and would be converted to annuities payable at age 65 using an interest rate of 5.75% and the mortality table prescribed by the Pension Protection Act for 2013, projected to 2030 (when Mr. Micallef would reach normal retirement age) using Projection Scale AA for males and females. These annuities were then reduced to amounts payable at age 50 years and nine months by the early retirement factors contained in our pension plan for participants commencing benefits at that age. For purposes of converting the net minimum retirement benefit into a lump sum form of payment, we used an interest rate of 8.25% and the mortality table prescribed by the Pension Protection Act for 2013, projected to 2015 (when Mr. Micallef would reach age 50 years and nine months) using Projection Scale AA for males and females. The resulting lump sum was discounted back to December 31, 2009, using an interest rate of 5.75%.

The Agere pension plans applicable to Mr. Micallef contain two programs, one in which benefits are based on years of service and compensation history and one that is an account balance program. Which program an employee participates in, and whether they participate in the plans at all, depends on the date the employee was hired.

Mr. Micallef participates in the account balance program. Under this program, a notional account has been established for each participating employee. Until April 6, 2009, each participating employee’s account earned annual pay credits based on age, salary and bonus, in accordance with the following schedule:

Contributions as a Percent
Age	of Salary and Bonus

less than 30	3.00%
30 — less than 35	3.75%
35 — less than 40	4.50%
40 — less than 45	5.50%
45 — less than 50	6.75%
50 — less than 55	8.25%
55+	10.00%

In addition, interest is credited on the last day of the year. Interest continues to be credited, even after April 6, 2009. Once vested, an employee participating in the account balance program is entitled to the amounts in his or her account when he or she leaves the company.

Federal laws place limitations on compensation amounts that may be included under the Agere Systems pension plan. In 2009, up to $245,000 in eligible base salary and bonus could be included in the calculation under the plan.

Compensation and benefit amounts that exceed the applicable federal limitations are taken into account, and pension amounts related to annual bonus awards payable to Mr. Micallef are paid, under the supplemental pension plan. That plan is a non-contributory plan and has the same two programs and uses the same benefit formulas and eligibility rules as the pension plan. Account balance participants in the supplemental pension plan will not earn annual pay credits after April 6, 2009. Pension amounts under the pension and supplemental pension plans are not subject to reductions for social security benefits or other offset amounts.

The supplemental pension plan also provides executive officers with minimum pensions. Eligible retired executive officers and surviving spouses may receive an annual minimum pension equal to 15% of the sum of final base salary plus target annual bonus. This minimum pension will be offset by other amounts received by plan participants under the pension and supplemental pension plans.

Change-in-Control and Termination Arrangements

We maintain the LSI Corporation Severance Policy for Executive Officers, which would provide an executive officer with benefits if the employment of the executive officer is terminated other than for “cause” (as defined below) or, following a change in control, if the executive officer terminates his or her employment with LSI for “good reason” (as defined below).

If an executive officer’s employment is terminated other than for cause and no change in control has occurred within the preceding 18 months, in the case of our chief executive officer, or 12 months, in the case of other executive officers, then pursuant to the LSI severance policy, the individual will be entitled to receive from LSI the following if the individual timely executes a separation agreement:

•	A lump sum amount equal to:

•	In the case of the President and Chief Executive Officer, 1.5 times the sum of (i) his or her base salary plus (ii) his or her average annualized cash bonus for the most recent three years.

•	In the case of other executive officers, 1 times his or her base salary.

•	In the case of the President and Chief Executive Officer, immediate vesting of all outstanding equity awards scheduled to vest within 18 months of the termination date, with any awards having annual vesting being deemed to have monthly vesting for this purpose.

•	Reimbursement for a period of 18 months, in the case of the President and Chief Executive Officer, and 12 months for other executive officers, of COBRA health insurance costs.

If a change in control has occurred within the time periods set forth above, then pursuant to the LSI severance policy, an executive officer whose employment is terminated other than for cause or who terminates his or her employment for good reason will be entitled to receive from LSI the following if the individual timely executes a separation agreement:

•	A lump sum amount equal to:

•	In the case of the President and Chief Executive Officer, 2.75 times the sum of (i) his or her base salary plus (ii) his or her average annualized cash bonus for the most recent three years.

•	In the case of other executive officers, 2 times the sum of (i) his or her base salary plus (ii) his or her average annualized cash bonus for the most recent three years.

•	Immediate vesting of all outstanding equity awards.

•	Reimbursement of COBRA health insurance costs for a period of 18 months.

•	If the executive officer’s “parachute payments” are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then LSI will make an additional payment to the executive officer in an amount that equals the excise tax on the parachute payments, plus any additional excise tax and federal, state and local and employment income taxes, on that additional payment. In no event will the additional payments exceed an amount equal to the sum of the individual’s base salary plus target bonus.

The separation agreement must include a full release of claims, an agreement not to compete with LSI, an agreement not to solicit LSI’s employees and a non-disparagement agreement for the term of the severance period.

“Cause” is defined in the severance policy to mean an executive officer’s:

•	Material neglect (other than as a result of illness or disability) of his or her duties or responsibilities, or

•	Conduct (including action or failure to act) that is not in the best interest of, or is injurious to, LSI.

“Good reason” is defined in the severance policy to mean the occurrence of any of the following events without the executive officer’s written consent:

•	A material reduction in the individual’s duties or responsibilities compared to those in effect immediately prior to the reduction, or the assignment to the individual of materially reduced duties or responsibilities.

•	A material reduction in the individual’s base salary.

•	A material relocation of the individual’s principal office; although a relocation of less than 50 miles from the individual’s then present office location will not be deemed material.

In order to claim a good reason termination, (a) the individual must notify the company of the event constituting good reason within 30 days of its initial occurrence, (b) the individual must assert a termination for good reason by written notice to the company within three months of the initial occurrence of the good reason, and (c) the company must have been given at least 30 days to cure the event that constitutes good reason and shall have failed to have done so.

The following table shows the potential payments that would have been made to Messrs. Talwalkar, Look, Bullinger, Micallef and Richardson had a termination without cause occurred as of December 31, 2009, in each case unrelated to a change in control of LSI. On that date, LSI’s closing stock price on the New York Stock Exchange was $6.01 per share.

Potential Payments Upon Termination Without Cause at December 31, 2009

			Value of	Value of
		Continuation	Accelerated	Accelerated
	Lump Sum	of Health	Stock	Restricted		Relocation
	Severance	Insurance	Options (1)	Stock	Pension	Back to	Total
Name	Payment ($)	Benefits ($)	($)	Units ($)	Payout($)	the U.S. ($)	($)

Abhijit Y. Talwalkar	2,025,000	26,046	4,196,814	1,562,600	—	—	7,810,460
Bryon Look	440,000	17,364	—	—	—	—	457,364
Philip Bullinger	390,000	17,364	—	—	—	—	407,364
Andrew Micallef	318,000	17,364	—	—	174,585 (2)	104,366	614,315
D. Jeffrey Richardson	475,000	17,364	—	—	—	—	492,364

(1)	Represents the aggregate amount by which the accelerated stock options would be “in-the-money.”

(2)	Mr. Micallef would be entitled to a lump-sum payment of his accrued pension benefit in the amount shown. There would be no increase in his benefit as a result of the severance he would receive in this situation.

The following table shows the potential payments that would have been made to Messrs. Talwalkar, Look, Bullinger, Micallef and Richardson had a termination without cause or for good reason occurred on December 31, 2009 and within the appropriate time period after a change in control of LSI.

Potential Payments Upon Termination Following a Change in Control at December 31, 2009

			Value of	Value of
		Continuation	Accelerated	Accelerated	Maximum
	Lump Sum	of Health	Stock	Restricted	Excise Tax	Relocation
	Severance	Insurance	Options(1)	Stock	Gross-Up	Back to	Pension	Total
Name	Payment ($)	Benefits ($)	($)	Units ($)	($)(2)	the U.S. ($)	Payout ($)	($)

Abhijit Y. Talwalkar	3,712,500	26,046	7,073,000	1,562,600	1,800,000	—	—	14,174,146
Bryon Look	1,170,667	26,046	2,120,625	641,069	770,000	—	—	4,728,407
Philip Bullinger	1,001,333	26,046	2,079,250	896,494	682,500	—	—	4,685,623
Andrew Micallef	836,000	26,046	731,125	485,933	556,500	104,366	174,585 (3)	2,635,604
D. Jeffrey Richardson	1,278,000	26,046	2,540,750	1,056,762	950,000	—	—	5,851,558

(1)	Represents the aggregate amount by which the accelerated stock options would be “in-the-money.”

(2)	The amounts shown represent the maximum amount of tax gross-up LSI has agreed to pay in the event that excise tax is applicable.

(3)	Mr. Micallef would be entitled to a lump-sum payment of his accrued pension benefit in the amount shown. There would be no increase in his benefit as a result of the severance he would receive in this situation.

Had Mr. Micallef resigned from the company at December 31, 2009, he would have been entitled to a payout in an amount equal to his balance in the cash balance portion of our pension plan. The amount of his payout would have been $174,585.

RELATED PERSONS TRANSACTION POLICY AND PROCEDURES

Our Board has adopted a written policy relating to approval of related-party transactions. Under that policy, any transaction or series of transactions in which (a) LSI is a participant, (b) the amount involved exceeds $120,000 and (c) a director or executive officer of LSI or any person related to any such individual has or may have a material direct or indirect interest, must receive the prior approval of the Board of Directors, excluding any director who has the direct or indirect interest. For the purposes of our policy, a material direct or indirect interest is determined in accordance with the rules of the Securities and Exchange Commission relating to related-person transactions. Our policy provides that:

•	If a director or executive officer becomes aware that LSI is considering becoming a participant in a transaction in which that individual has or may have a material direct or indirect interest, then that person must advise our Corporate Secretary of the transaction.

•	Following receipt of a notification from a director or executive officer, the Board of Directors will gather as much information as possible about the proposed transaction and consider whether the proposed transaction is fair to LSI and whether there is any other reason why it may not be appropriate for LSI to enter into the transaction. The Board also may consider whether there are alternate transactions that LSI could pursue that could accomplish the same business purpose on similar terms to LSI. The person with the material interest should not be present during the consideration of the transaction unless requested by the Board of Directors.

•	The person with the material interest should not participate in the negotiation of the transaction by LSI, unless approved by that person’s supervisor or the Board of Directors.

•	In the event that a director or executive officer of LSI does not realize that a transaction is subject to our related-party transaction policy until after we have entered into the transaction, that individual must nevertheless follow the procedures set forth in the policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that, under the Securities and Exchange Commission’s rules for reporting of securities transactions by executive officers, directors and beneficial owners of more than 10% of our common stock, all required reports for 2009 were timely filed.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2011 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at LSI Corporation, 1621 Barber Lane, Milpitas, CA 95035:

•	Not later than November 30, 2010, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or

•	On or after January 14, 2011, and on or before February 13, 2011, if the proposal is submitted pursuant to our by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-laws and we are not required to include the proposal in our proxy materials.

March 30, 2010

Appendix A
LSI CORPORATION
2003 EQUITY INCENTIVE PLAN
SECTION 1
BACKGROUND AND PURPOSE
     1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Incentive Stock Options, Restricted Stock and Restricted Stock Units. The Plan was last amended on [Date of stockholder approval].
     1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain employees of the Company and its Affiliates and Directors of the Company. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.
SECTION 2
DEFINITIONS
     The following words and phrases shall have the following meanings:
     2.1 “1934 Act” means the Securities Exchange Act of 1934. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
     2.3 “Award” means, individually or collectively, a grant under the Plan of a Nonqualified Stock Option, an Incentive Stock Option, a Stock Appreciation Right, Restricted Stock and/or Restricted Stock Units.
     2.4 “Award Agreement” means a written or electronic agreement setting forth the terms and conditions applicable to an Award.
     2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.
     2.6 “Cash Flow” means, as to any Performance Period, the Company’s or a business unit’s sum of Profit plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

     2.7 “Change in Control” means the occurrence of any of the following events:
          (a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires beneficial ownership of stock of the Company that, together with other stock beneficially owned by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (a), the acquisition of beneficial ownership of additional stock by any one Person, who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
          (b) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that for purposes of this clause (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
          (c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this clause (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (c)(B)(3); provided, however, for purposes of this clause (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
          For purposes of this Section 2.7, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
          Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
     2.8 “Code” means the Internal Revenue Code of 1986. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
     2.9 “Committee” means the committee appointed by the Board to administer the Plan.
     2.10 “Company” means LSI Corporation, a Delaware corporation, or any successor thereto.
     2.11 “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award as “performance-based compensation” under Section 162(m) of the Code.
     2.12 “Director” means any individual who is a member of the Board of Directors of the Company.
     2.13 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee, in its discretion, from time to time.
     2.14 “Earnings Per Share” means, as to any Performance Period, the Company’s earnings per share, determined in accordance with GAAP or such other basis determined by the Committee.
     2.15 “Effective Date” means the most recent date on which the Plan was approved or amended by the stockholders of the Company.
     2.16 “Employee” means, any employee of the Company or of an Affiliate.
     2.17 “Exchange/Repricing Program” means a program established by the Committee under which outstanding Awards are (a) amended to provide for a lower Exercise Price or (b) surrendered or cancelled in exchange for (i) Awards with a lower Exercise Price, (ii) a different type of Award, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange/Repricing Program does not include any action described in Sections 4.3, 9 or 10.5.
     2.18 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.
     2.19 “Fair Market Value” means the closing price per Share on the New York Stock Exchange on the relevant date, or if the New York Stock Exchange was not open for trading on such date, the closing price per Share on the nearest day on which the New York Stock Exchange was open for trading before the relevant date, in either case, as reported by The Wall Street Journal or such other service selected in the discretion of the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
     2.20 “Fiscal Year” means the fiscal year of the Company.
     2.21 “GAAP” means generally accepted accounting principles in the United States.

     2.22 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date shall be no earlier than the date the Award is approved by the Committee.
     2.23 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and as intended to meet the requirements of Section 422 of the Code.
     2.24 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.
     2.25 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.
     2.26 “Operating Income” means as to any Performance Period, the Company’s operating income, determined in accordance with GAAP or such other basis determined by the Committee.
     2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
     2.28 “Participant” means an Employee or Nonemployee Director who has an outstanding Award.
     2.29 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to an Award. As determined by the Committee, the Performance Goal(s) for any Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Earnings Per Share, (c) Operating Income, (d) Profit, (e) Return on Capital (f) Return on Equity, (g) Return on Sales, (h) Revenue and (i) Total Shareholder Return. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee may determine that any element(s) normally included in or excluded from the applicable measures shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants, whether or not such determinations result in any Performance Goal being measured on a basis other than GAAP.
     2.30 “Performance Period” means the period, determined by the Committee in its sole discretion, during which any Performance Goals specified by the Committee with respect to an Award are to be measured.
     2.31 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 6, such restrictions may be based on the passage of time, the achievement of specified levels of performance, or the occurrence of other events or conditions, as determined by the Committee, in its discretion.
     2.32 “Plan” means the LSI Corporation 2003 Equity Incentive Plan.

     2.33 “Profit” means as to any Performance Period, the Company’s income, determined in accordance with GAAP or such other basis determined by the Committee.
     2.34 “Restricted Stock” means Shares granted to a Participant pursuant to Section 6.
     2.35 “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 7.
     2.36 “Retirement” means a Termination of Service occurring on or after the earlier of (a) age sixty-five (65), or (b) age fifty-five (55) and the completion of ten (10) years of service with the Company or an Affiliate.
     2.37 “Return on Capital” means, as to any Performance Period, Profit divided by average invested capital.
     2.38 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit divided by average shareholders’ equity, determined in accordance with GAAP or such other basis determined by the Committee.
     2.39 “Return on Sales” means, as to any Performance Period, the percentage equal to Profit, divided by the Revenue.
     2.40 “Revenue” means as to any Performance Period, the Company’s revenues determined in accordance with GAAP or such other basis determined by the Committee.
     2.41 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
     2.42 “Section 16 Person” means a person who, with respect to Shares, is subject to Section 16 of the 1934 Act.
     2.43 “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
     2.44 “Shares” means shares of common stock of the Company.
     2.45 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 8 is designated as an SAR.
     2.46 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or if Section 424(f) of the Code is modified after the date hereof, a “subsidiary corporation” as defined in Section 424(f) of the Code.

     2.47 “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or the employing Affiliate), the Company’s (or the employing Affiliate’s) fringe benefit tax liability, if any, associated with the grant or vesting of an Award, the exercise of an option or a Stock Appreciation Right or the sale of Shares or, and (c) any other Company (or employing Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).
     2.48 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.
     2.49 “Total Shareholder Return” means as to any Performance Period, the total return (based on change in share price and taking into account reinvestment of any dividends) of a Share.
SECTION 3
ADMINISTRATION
     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two (2) or more Nonemployee Directors. Unless otherwise determined by the Board, the “Committee” shall mean the Compensation Committee of the Board.
     3.2 Authority of the Committee. The Committee shall have all powers and discretion necessary or desirable to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or desirable to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. Notwithstanding any contrary provision of the Plan, the Committee shall not have the authority to implement an Exchange/Repricing Program without the approval of the Company’s stockholders.
     3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority, discretion and powers under the Plan to one or more Directors or employees of the Company; provided, however, that the Committee may not delegate its authority, discretion and powers with respect to the granting, amending or interpreting of Awards granted to Section 16 Persons.

     3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN
     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan on or after the Effective Date shall be 45,000,000, no more than 30,000,000 of which may be used for Awards of Restricted Stock or Restricted Stock Units. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.
     4.2 Lapsed Awards. If an Award, including an Award granted prior to the Effective Date, expires, terminates, is canceled or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). If Shares subject to an Award of Restricted Stock or Restricted Stock Units become available again under the Plan pursuant to the preceding sentence, then those Shares will also become available for Awards of Restricted Stock or Restricted Stock Units. Upon exercise of a Stock Appreciation Right settled in Shares, the total number of Shares subject to the portion of the Award so exercised, whether or not actually issued pursuant to such exercise, will cease to be available under the Plan. Shares that have actually been issued under the Plan pursuant to any Award will not be returned to the Plan and will not become available for future Awards; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited, such Shares will become available for future Awards. Shares used to pay the taxes associated with, and/or Exercise Price of, an Award will not become available for future Awards. To the extent an Award is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 4.2, and subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will be 45,000,000 Shares.
     4.3 Adjustments in Awards and Authorized Shares. In the event of any dividend (excluding any cash dividend other than an extraordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall appropriately adjust the number and class of Shares that may be made subject to Awards, the number, class, and price of Shares (or other property or cash) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, and 8.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5
STOCK OPTIONS
     5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees or Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 4,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.
     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
     5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
          5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date.
          5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
          5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Nonemployee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than the Fair Market Value of a Share on the Grant Date.
     5.4 Expiration of Options.
          5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:
               (a) The date for termination of the Option set forth in the Award Agreement; or
               (b) The expiration of seven (7) years from the Grant Date.

          5.4.2 Committee Discretion. Subject to the limits of Sections 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).
     5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
     5.6 Payment. Options shall be exercised by the Participant’s delivery of a notice of exercise to the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by, or irrevocably committing to arrangements acceptable to the Company providing for, full payment for the Shares and following such procedure as the Company may specify from time to time. The notice shall be given in the form and manner specified by the Company from time to time.
     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notice of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (which may be by deposit in an account maintained for the Participant at the Company’s designated broker), the Shares purchased.
     5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable securities laws in the U.S. or any other country, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
     5.8 Certain Additional Provisions for Incentive Stock Options.
          5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
          5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.

          5.8.3 Eligible Grantees. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
          5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of seven (7) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
SECTION 6
RESTRICTED STOCK
     6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees and Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant as Restricted Stock, provided that during any Fiscal Year, the sum of the number of Restricted Stock Units and Shares of Restricted Stock granted to any one Participant shall not exceed 1,000,000.
     6.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
     6.3 Transferability. Except as provided in this Section 6 or Section 10.5, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
     6.4 Other Restrictions. The Committee, in its sole discretion, may impose such restrictions on shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.
          6.4.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and/or its affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal, state or country securities laws, or any other basis determined by the Committee in its discretion.
          6.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or desirable to enable qualification of the Restricted Stock as “performance-based compensation” under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).
          6.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions thereon.
     6.5 Removal of Restrictions. Except as otherwise provided in this Section 6, the Shares covered by a Restricted Stock Award shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends placed under Section 6.4.3 on certificates representing the Restricted Stock for which the Period of Restriction has lapsed removed from his or her Share certificate, and the Shares shall be transferable by the Participant free of any restriction under the Plan. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or desirable to minimize administrative burdens on the Company.
     6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
     6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, those Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
     6.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, and subject to Section 4.2, any Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
SECTION 7
RESTRICTED STOCK UNITS
     7.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Employees and Directors in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Stock Units to be granted to each Participant, provided that during any Fiscal Year, the sum of the number of Restricted Stock Units and Shares of Restricted Stock granted to any one Participant shall not exceed 1,000,000.
     7.2 Value of RSUs. Each Restricted Stock Unit shall represent the right to receive one Share (or the equivalent value thereof) on such date as is specified in the Award Agreement if the conditions specified in the Award Agreement are met.
     7.3 Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the date or dates on which the Restricted Stock Units granted shall become payable, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
     7.4 Transferability. Except as provided in this Section 7 or Section 10.5, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.
     7.5 Other Restrictions. The Committee, in its sole discretion, may impose such restrictions on Restricted Stock Units as it may deem advisable or appropriate.
          7.5.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company or its Affiliates, the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
          7.5.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set performance objectives based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or desirable to enable qualification of the Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).
     7.6 Earning Restricted Stock Units. After any applicable Performance Period and vesting period have ended and such Restricted Stock Units have otherwise become payable, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Restricted Stock Unit.
     7.7 Form and Timing of Payment. Except as otherwise provided in this Section 7, or as may be required to comply with or avoid additional taxation to the Participant under Section 409A, payment of earned Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 10.1). The Committee, in its sole discretion, may pay such earned Restricted Stock Units in cash, Shares, or a combination thereof.
SECTION 8
STOCK APPRECIATION RIGHTS
     8.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.
          8.1.1 Number of Shares. The Committee, in its sole discretion, shall determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than a total of 4,000,000 Shares.

          8.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than the Fair Market Value of a Share on the Grant Date.
     8.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
     8.3 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, Section 5.4 also shall apply to SARs.
     8.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
          (a) The Fair Market Value of a Share on the date of exercise (or, if so specified in the Award Agreement, on the date immediately preceding the date of exercise) minus the Exercise Price; times
          (b) The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equal Fair Market Value on the date of exercise, or in some combination thereof. The Company shall make such payment as soon as administratively practicable following the SAR exercise.
SECTION 9
CHANGE IN CONTROL
     9.1 Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Committee determines, which may include that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation (the “Successor Corporation”). The Committee will not be required to treat all Awards similarly in the transaction.
          9.1.1 In the event that the Successor Corporation does not assume or substitute for a Participant’s Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are part of the Award, including Shares as to which the Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units that are part of the Award will lapse, and, if the Award has performance-based vesting, all Performance Goals or other performance-based vesting criteria will be deemed achieved at target levels and all other terms and conditions will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a merger or Change in Control, the Committee will notify the Participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration Department for the Participant) that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
          9.1.2 For the purposes of this Section 9.1, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control:
          (a) the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares);
          (b) in the case of (i) an Option, (ii) a Stock Appreciation Right upon the exercise of which the Committee determines to pay cash, or (iii) a Restricted Stock Unit which the Committee can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by the holder of a Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); or
          (c) in the case of (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Unit, the common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
     9.2 Impact on Performance Goals. Notwithstanding anything in this Section 9.1 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a non-substantive modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
SECTION 10
MISCELLANEOUS
     10.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
     10.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only except as may be provided by contract or applicable law.
     10.3 Participation. No Employee or Director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

     10.4 Successors. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
     10.5 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that a Participant may, in a manner specified by the Committee, (a) transfer an Award to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. The transferability provisions provided in the preceding sentence shall be effective only if expressly determined by the Committee and any transfer shall be made in accordance with such procedures as the Committee may specify from time to time.
     10.6 Beneficiary Designations. Notwithstanding any contrary provisions of Section 10.5, the Committee, in its sole discretion, may determine that a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate. The provisions of this Section 10.6 shall be effective only if expressly determined by the Committee.
     10.7 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant or beneficiary shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award, unless and until such Shares shall have been issued, recorded on the records of the Company or its transfer agent or registrar, and delivered to the Participant, or beneficiary, or its nominee.
SECTION 11
AMENDMENT, TERMINATION, AND DURATION
     11.1 Duration of the Plan. The Plan shall be remain effective until no further Shares are available for distribution pursuant to Awards. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after the date that is ten (10) years from the Effective Date.

     11.2 Amendment, Suspension, or Termination. Notwithstanding Section 11.1, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of a Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.
SECTION 12
TAX WITHHOLDING
     12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award or the exercise or vesting of an Award or at such earlier time as any Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations with respect to such Award.
     12.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
SECTION 13
LEGAL CONSTRUCTION
     13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     13.4 Section 409A. Unless otherwise specifically determined by the Committee, the Committee shall comply with Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10.1 and in taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Section 409A. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section

409A, unless otherwise specifically determined by the Committee by reference to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.
     13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
     13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.
     13.7 Inability to Obtain Authority. The Company will not be required to issue Shares or permit the exercise of Awards pursuant to the Plan, and shall have no liability for its failure so to do, at any time when (a) those Shares or the Shares subject to those Awards are not listed on all stock exchanges on which Shares of the same class are then listed; (b) any registration or other qualification of the Shares under any state, federal or foreign law or under the rules or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee will, in its absolute discretion, deem necessary or advisable, has not been obtained; or (c) any approval or other clearance from any state, federal or foreign governmental agency, which the Committee will, in its absolute discretion, determine to be necessary or advisable has not been obtained.

Appendix B
LSI CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
As Amended [Date of stockholder approval]
     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. The Plan has a Code Section 423(b) Component and an International Component. The Code Section 423(b) Component is set forth in this document and is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The International Component may, but is not required to, qualify as an “employee stock purchase plan” under Section 423 of the Code.
     2. DEFINITIONS.
          (a) “Board” means the Board of Directors of the Company, or to the extent authorized by the Board, a Committee of the Board.
          (b) “Change in Control” means the occurrence of any of the following events:
(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)	A change in the effective control of the Company which occurs on the date that a majority of the members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the

Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
     For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
          (c) “Code” means the Internal Revenue Code of 1986.
          (d) “Code Section 423(b) Component” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code. The provisions of the Code Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.
          (e) “Common Stock” means the common stock of the Company.
          (f) “Company” means LSI Corporation.
          (g) “Compensation” means all regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation.
          (h) “Designated Subsidiary” means any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
          (i) “Employee” means any individual who is an employee of an Employer for tax purposes and, for purposes of participation in the Code Section 423(b) Component, whose customary employment with the Employer is at least 20 hours per week and more than five months in a calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved in writing by the Employer. Further, the employment relationship will be treated as continuing intact during the remainder of an Offering Period in which the individual is transferred, as described in Section 11, from the Company to a Subsidiary of the Company or from a Designated Subsidiary to the Company. Unless otherwise determined by the Board, where the period of leave exceeds three

(3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the start of such leave. The term “Employee” shall not include any independent contractors providing services to the Employer, regardless of the length of such service.
          (j) “Employer” means the Company or any of its Designated Subsidiaries.
          (k) “Enrollment Date” means the first day of each Offering Period, unless otherwise determined by the Board.
          (l) “Exercise Date” means May 14 and November 14 of each year.
          (m) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
(i)	If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sale price for such stock as quoted on such exchange or system for such date (or, if no closing sale price was reported for that date, on the most recent Trading Day prior to such date for which such closing sale price was reported), as reported by The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or if no bids and asks were reported for such date, as applicable, on the most recent Trading Day prior to such date for which such bids and asks were reported), as reported by The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
          (n) “International Component” means an employee stock purchase plan which may, but is not required to, meet the requirements set forth in Section 423(b) of the Code. The terms of the International Component are set forth in this document, the International Employee Stock Purchase Plan, and any other applicable Sub-Plan.
          (o) “Offering” means an offer under this Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of this Plan, unless the Board determines otherwise, the employees participating in the International Component will participate in a separate Offering from the Offering in which other Employees participate, even if the dates of the applicable Offering Period of each such Offering are identical. In addition, for purposes of this Plan, if the Board so determines, the Board may further designate additional separate Offerings under the Plan and/or any Sub-Plan in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Period of each such Offering are identical.
          (p) “Offering Period” means a period of approximately 12 months during which an option granted pursuant to the Plan may be exercised as further described in Section 4. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan; except that no Offering Period may exceed a period of 27 months.
          (q) “Plan” means this LSI Corporation Employee Stock Purchase Plan, which includes the Code Section 423(b) Component and the International Component.
          (r) “Purchase Period” means the approximately six-month period commencing on the day following one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end on the next Exercise Date.
          (s) “Purchase Price” means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that unless otherwise directed by the Board, if the Fair Market Value of a share of Common Stock on the date on which additional shares of Common Stock (the “New Shares”) are authorized for issuance hereunder by the Company’s stockholders (the “Authorization Date”) is higher than the Fair Market Value of a share of Common Stock on the Enrollment Date of any outstanding Offering Period that commenced prior to the Authorization Date, the Purchase Price for only New Shares to be issued on any remaining Exercise Date of any Offering Period in effect on the Authorization Date shall be 85% of the Fair Market Value of a share of Common Stock on the Authorization Date or on the Exercise Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Sections 19 and 20.
          (t) “Reserves” means the number of shares of Common Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.
          (u) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          (v) “Sub-Plan” means the International Employee Stock Purchase Plan or any other sub-plan established in accordance with Section 25(b).
          (w) “Trading Day” means a day on which national stock exchanges are open for trading.

     3. ELIGIBILITY.
          (a) Any Employee shall be eligible to participate in the Plan, subject to the requirements of Section 5 and, for Employees participating in the Code Section 423(b) Component, the limitations imposed by Section 423(b) of the Code. An Employee of a Designated Subsidiary that is not a Designated Non-U.S. Affiliate for purposes of a Sub-Plan shall participate in the Code Section 423(b) Component. An Employee of a Designated Subsidiary that is also a Designated Non-U.S. Affiliate under the Sub-Plan shall participate in the International Component. Employees who are located outside the U.S. may be excluded from the Plan if their participation is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Code Section 423(b) Component to violate Section 423 of the Code.
          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries accrue (i.e., first becomes exercisable) at a rate which exceeds $25,000 worth of stock (determined using the Fair Market Value of the shares at the time each such option is granted) for each calendar year in which such option is outstanding as provided under Section 423 of the Code and the regulations thereunder.
     4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof, except as set forth in this Section 4. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval, if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.
     5. PARTICIPATION. An eligible Employee may become a participant in the Plan by enrolling in the manner prescribed by the Company’s Stock Administration office during an open enrollment period or such other period as may be provided by the Company’s Stock Administration office. An Employee’s participation will begin in the first Offering Period after the Employee’s enrollment is processed by the Company’s Stock Administration office.
     6. PAYROLL DEDUCTIONS.
          (a) At the time a participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods in an amount not exceeding 15%, or such other rate as may be determined from time to time by the Board, of the

Compensation which he or she receives on such payday. Payroll deductions for a participant will commence as soon as administratively practicable after the first Enrollment Date on or after the participant enrolls in the Plan.
          (b) Participants may elect payroll deductions only in whole percentages of their Compensation.
          (c) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.
          (d) Unless otherwise determined by the Board, a participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions (but not below 1%) or may increase (but not above 15%) the rate of his or her payroll deductions in a manner prescribed by the Company’s Stock Administration office. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. Any change in rate shall be effective as soon as administratively feasible following the Company’s receipt of the new authorization. A participant’s election to participate in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.
          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan or if the participant’s accumulated payroll deductions during the current Purchase Period exceed the amount required to purchase the maximum number of shares such participant is entitled to purchase in such Purchase Period, a participant’s payroll deductions may be automatically decreased to zero percent at any time during a Purchase Period.
          (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Employer’s federal, state or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the Common Stock. At any time the Company or the Employer may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
     7. GRANT OF OPTION.
          (a) On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated for that Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 2,000 shares in any Purchase Period, provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.
          (b) To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.
     8. EXERCISE OF OPTION.
          (a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the participant will purchase the maximum number of full shares subject to the option that can be purchased at the applicable Purchase Price with the accumulated payroll deductions in his or her account. For this purpose, only payroll deductions from payroll dates that are more than three business days before an Exercise Date will be applied to the purchase of shares on that Exercise Date. Payroll deductions from payroll dates that occur on an Exercise Date or within three business days before an Exercise Date will be applied to the purchase of shares on the next following Exercise Date. In any event, no fractional shares will be purchased. Any payroll deductions accumulated in a participant’s account that are not used to purchase shares will be refunded to the participant following the purchase of shares, subject to earlier withdrawal by the participant as provided in Section 10 or unless the Offering Period has been over-subscribed, in which event such amount shall be refunded to the participant. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.
          (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

     9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the shares purchased upon exercise of a participant’s option to be electronically credited to the participant’s brokerage account at the securities brokerage firm designated by the Company’s Stock Administration office.
     10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.
          (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by withdrawing from the Plan in a manner prescribed by the Company’s Stock Administration office. After the participant’s withdrawal has become effective, all of the participant’s payroll deductions credited to his or her account will be paid to the participant no later than the second payroll after the withdrawal becomes effective, his or her option for the current Offering Period will be automatically canceled, and, as soon as administratively practicable, no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws from the Plan, the Employee must re-enroll in the Plan in accordance with Section 5 in order to participate again.
          (b) A participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any Offering Period which begins after such withdrawal.
     11. TERMINATION OF EMPLOYMENT; TRANSFER OF EMPLOYMENT.
          (a) Upon a participant’s ceasing to be an Employee for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan under Section 10 and the contributions accumulated in his or her account during the Offering Period but not yet used to exercise the option will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.
          (b) In the event that an Employee of a Designated Non-U.S. Affiliate for purposes of a Sub-Plan and who is a participant in that Sub-Plan is transferred and becomes an Employee of the Company or a Designated Subsidiary that is not a Designated Non-U.S. Affiliate during an Offering Period under that Sub-Plan, such individual shall continue to be eligible to participate in that Sub-Plan for the duration of that Offering Period subject to the terms and conditions of that Sub-Plan.
          (c) In the event that an Employee of the Company or a Designated Subsidiary that is not a Designated Non-U.S. Affiliate for purposes of a Sub-Plan and who is a participant in the Code Section 423(b) Component is transferred and becomes an Employee of a Designated Non-U.S. Affiliate during an Offering Period in effect under the Code Section 423(b) Component, such individual shall continue to be eligible to participate in the Code Section 423(b) Component for the duration of that Offering Period subject to the terms and conditions of the Code Section 423(b) Component.

     12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.
     13. STOCK.
          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company’s Common Stock which shall be available for sale under the Plan after [insert date of stockholder approval] shall be 30,000,000.
          (b) A participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised and the purchased shares deposited in the participant’s account.
     14. ADMINISTRATION.
          (a) The Plan shall be administered by the Board. The Board may delegate some or all of its duties, rights, and authority under the Plan to a committee of members of the Board or to employees of the Company. The Board or its delegate shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its delegate shall, to the full extent permitted by law, be final and binding upon all parties.
          (b) The Board or its delegate may adopt rules, procedures and/or sub-plans in accordance with the provisions of Section 25 designed for the purpose of satisfying applicable non-U.S. laws or to achieve desired tax or other objectives in particular locations outside the United States. Unless otherwise determined by the Board, the Employees eligible to participate in each such sub-plan will participate in a separate Offering. Such sub-plans may, but in the discretion of the Board need not, qualify as an “employee stock purchase plan” under Section 423 of the Code.
     15. PAYMENTS IN THE EVENT OF DEATH. In the event of the death of a participant, the Company shall deliver any cash in the participant’s account under the Plan to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably determine.
     16. TRANSFERABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.

     17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     18. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be made available to participating Employees at least annually, and will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance to be refunded, if any.
     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (under Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company or if the Company effects one or more reorganizations, recapitalizations, or rights offerings; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Company shall notify each participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration office for the participant) at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Plan pursuant to Section 10.
          (c) Merger or Change in Control. In the event of a merger or Change in Control, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration office for the participant) prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that each participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Plan pursuant to Section 10.
     20. AMENDMENT OR TERMINATION.
          (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 and this Section 20, no such amendment will adversely affect options previously granted, provided, however, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. In addition, if the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which are not used to purchase shares of Common Stock will be returned to the participants as soon as administratively practicable. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required prior to the effectiveness of any amendment.
          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods and/or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.
          (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, including with respect to an Offering Period underway at the time;

(ii)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)	shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv)	reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v)	reducing the maximum number of Shares a participant may purchase during any Offering Period.
     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
     21. NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company’s intranet, e-mail, or similar system will be deemed to be written notices under the Plan.
     22. CONDITIONS UPON ISSUANCE OF SHARES.
          (a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     23. TERM OF PLAN. The Plan shall continue in effect until [Insert date of the10th anniversary of the date of the most recent stockholder approval], unless sooner terminated under Section 20.

     24. EMPLOYMENT RELATIONSHIP. Nothing in the Plan shall be construed as creating a contract for employment for any period or shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any participant’s employment relationship at any time, with or without cause, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary.
     25. RULES FOR NON-U.S. JURISDICTIONS.
          (a) Notwithstanding any provision to the contrary in the Plan, the Board may adopt such rules, procedures and/or sub-plans relating to the operation and administration of the Plan as it deems necessary or desirable to accommodate the specific requirements of local laws or procedures in jurisdictions outside of the United States and/or to enable participants to be eligible for favorable tax treatment in jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations or agreements to pay payroll, social insurance, fringe benefit or other taxes, withholding procedures and handling of stock certificates which vary by jurisdiction.
          (b) The Board may also adopt rules, procedures and/or sub-plans applicable to particular Employers, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 13(a) and 20, and the 27-month maximum Offering Period limitation provided under Section 2(n), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423 of the Code, the purchase of shares under such sub-plans shall not be considered to comply with Section 423 of the Code.
     26. GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

1110 AMERICAN PARKWAY NE ROOM 12K-301 ALLENTOWN, PA 18109	VOTE BY INTERNET - www.proxyvote.com
To vote over the Internet, go to the website shown above. Have your proxy card in hand when you access the website and follow the instructions to vote.

VOTE BY PHONE - 1-800-690-6903
To vote by phone, call the toll-free number shown above using a touch-tone telephone. Have your proxy card in hand when you call and follow the instructions provided.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
The Internet and telephone voting facilities will close at 11:59 P.M. Eastern Time on May 11, 2010. If you are a participant in our 401(k) plan, your voting instructions must be received by 11:59 P.M. Eastern Time on May 6, 2010. If you vote over the Internet or by telephone, you do not need to return your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs we incur in mailing proxy materials, you can consent to accessing all future proxy statements, proxy cards and annual reports electronically over the Internet. To sign up for electronic access, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to access proxy materials electronically in future years. You can also sign up for electronic access at www.icsdelivery.com/lsi.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M21394-P91128-Z51980	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LSI CORPORATION

ELECTION OF DIRECTORS

1.	The Board of Directors recommends a vote FOR each of the nominees named below.	For	Against	Abstain

	Nominees: 1a. Charles A. Haggerty	☐	☐	☐
	1b. Richard S. Hill	☐	☐	☐
	1c. John H.F. Miner	☐	☐	☐
	1d. Arun Netravali	☐	☐	☐
	1e. Matthew J. O’Rourke	☐	☐	☐
	1f. Gregorio Reyes	☐	☐	☐
	1g. Michael G. Strachan	☐	☐	☐
	1h. Abhijit Y. Talwalkar	☐	☐	☐
	1i. Susan M. Whitney	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

DIRECTORS’ PROPOSALS

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.		For	Against	Abstain

2.	To ratify the Audit Committee’s selection of our independent auditors for 2010.	☐	☐	☐

3.	To approve our amended 2003 Equity Incentive Plan.	☐	☐	☐

4.	To approve our amended Employee Stock Purchase Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
LSI CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS
May 12, 2010
9:00 a.m. Pacific Daylight Time
LSI Corporation
1621 Barber Lane
Milpitas, CA 95035
THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.
Directions:
From San Jose and Points South:
From Highway 880 North, exit onto Montague Expressway West. Take a right onto McCarthy Boulevard. Take a right onto Barber Lane. Follow around to parallel the freeway. LSI is on the left side - 1621 Barber Lane. Follow the signs to the designated parking area. You should enter the building using the South entrance.
From San Francisco:
Take Route 101 South to Highway 880 North. Follow the directions “From San Jose and Points South” above.
From Oakland:
Take Highway 880 South and exit onto Montague Expressway West. Follow the directions “From San Jose and Points South” above.
Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.
M21395-P91128-Z51980

2010 ANNUAL MEETING OF STOCKHOLDERS	PROXY
May 12, 2010
9:00 a.m. Pacific Daylight Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS.
The shares of common stock of LSI Corporation you are entitled to vote at the 2010 Annual Meeting of Stockholders will be voted as you specify.
By signing this proxy, you revoke all prior proxies and appoint Abhijit Y. Talwalkar, Bryon Look and Jean F. Rankin, and each of them, with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the other side, as directed in this proxy and, in their discretion, on any other matters which may come before the Annual Meeting and all postponements and adjournments.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2, 3 and 4.

Address Changes/Comments:

(If you noted any address changes or comments above, please mark the corresponding box on the other side.)

PLEASE COMPLETE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN IT IN THE ACCOMPANYING ENVELOPE.